Exhibit 99.1

SECURITIES AND EXCHANGE COMMISSION

SEC FORM 19-1

TENDER OFFER REPORT

Check the appropriate box:

☒          Initial Filing

☐            Amendment

1.              Exact Name of Subject Company as Specified in its Charter

FIRST GEN CORPORATION

(a)         Address of Principal Offices and Postal Code

6F Rockwell Business Center, Tower 3, Ortigas Avenue, Pasig City, 1604

(b)	SEC Identification Number	(c)	Industry Classification Code (SEC Use Only) ☐

A1998-18260

(d)         BIR Tax Identification Number

202-454-633

2.              Name of Bidder

PHILIPPINES CLEAN ENERGY HOLDING INC.

(a)         Address of Bidder and Postal Code

20/F Regus Zuellig Building, Makati Ave. corner Paseo de Roxas Street, City of Makati, Fourth District, National Capital Region (NCR) 1225.

3.              Title or Class of Securities Subject to Tender Offer

Common Shares

Item 1.         Subject Company and Class of Security Subject to the Tender Offer

(a)         This Tender Offer Report has been lodged in respect of the subject company: First Gen Corporation (PSE: FGEN or the “Company”) with principal office at 6F Rockwell Business Center, Tower 3, Ortigas Avenue, Pasig City, 1604.

(b)         Based on publicly available information and subject to the next paragraph, below, the Company currently has an authorized capital stock of Eleven Billion Six Hundred Million Pesos (₱11,600,000,000.00) divided into: (i) Five Billion (5,000,000,000) common shares with a par value of One Peso (₱1.00) per share (“Common Shares”) or Five Billion Pesos (₱5,000,000,000.00); (ii) One Billion (1,000,000,000) preferred shares (“Series “A” to “D” Preferred Shares”) with a par value of Fifty Centavos (₱0.50) per share or Five Hundred Million Pesos (₱500,000,000.00); (iii) One Billion Five Hundred Million (1,500,000,000) preferred shares (“Series “E” Preferred Shares”) with a par value of Fifty Centavos (₱0.50) per share or Seven Hundred Fifty Million Pesos (₱750,000,000.00); (iv) One Hundred Million preferred shares (“Series “F” Preferred Shares”) with a par value of Ten Pesos (₱10.00) per share or One Billion Pesos (₱1,000,000,000.00); (v) One Hundred Thirty Five Million (135,000,000) preferred shares (“Series “G” Preferred Shares) with a par value of Ten Pesos (₱10.00) per share or One Billion Three Hundred Fifty Million Pesos (₱1,350,000,000.00); and (vi) Three Hundred Million preferred shares (“Series “H” Preferred Shares) with a par value of Ten Pesos (₱10.00) per share or Three Billion Pesos (₱3,000,000,000.00).

On February 11, 2020 and July 29, 2020, the Company’s board of directors and shareholders, respectively, approved an increase in the Company’s authorized capital stock from ₱11.6 billion to ₱13.2 billion by way of creating 160 million Series “I” preferred shares with a par value of ₱1.00 per share and with the following features: entitled to cumulative dividends, non-voting, non-participating, redeemable at the option of the Corporation, and with a dividend rate to be determined by its board of directors. This increase in capital stock will require the approval of the Securities and Exchange Commission (“SEC”) before it becomes effective. All calculations based on the Company’s capital stock in this Tender Offer Statement have been made without considering the effect of the increase in authorized capital stock or any securities to be issued therefrom.

The Company’s current issued and outstanding capital stock is comprised of the following, based on publicly available information: (i) 3,596,575,505 common shares (excluding 64,368,052 treasury shares);1 (ii) 1,000,000,000 Series “B” Preferred Shares; (iii) 468,553,892 Series “E” Preferred Shares; (iv) 133,750,000 Series “G” Preferred Shares (inclusive of 67,146,160 treasury shares); and (v) 82,986,740 Series “H” Preferred Shares.2 The Company’s Common Shares and Series “G” Preferred shares (PSE: FGENG) are listed on the Philippine Stock Exchange, Inc. (the “PSE”). Based on the Company’s Public Ownership Report, as of June 30, 2021, and accounting for latest share buy-back transactions in July and August 2021, 672,755,954 common shares are held by the public, representing a public ownership percentage of 18.71%.

Philippines Clean Energy Holding Inc. (the “Bidder”) is making this Tender Offer to acquire by way of secondary sale from existing shareholders, a minimum of 107,897,265 issued and outstanding Common Shares representing approximately 3.00% and up to 205,000,000  issued and outstanding Common Shares representing a maximum of approximately 5.70% of the total issued and outstanding Common Shares (the “Tender Offer Shares”) which, at the end of the Tender Offer Period (as defined below) will have been:

A.            validly tendered (which means offered to the Bidder) by the holders of the Common Shares;

B.            eligible for or otherwise capable of being purchased by the Bidder;

C.            verified by the Tender Agent for acceptance by the Bidder; and

D.            accepted for purchase by the Bidder under the terms and conditions of the Tender Offer.

The Tender Offer is being made at the price of ₱33.00 per Common Share (the “Tender Offer Price”), the net proceeds from which is payable to tendering shareholders by check or by bank transfer as hereafter provided.

If after the announcement of the Tender Offer, FGEN should declare a cash dividend in respect of the Common Shares, where the ex-dividend date (being the PSE trading day following the last PSE trading day on which a person may purchase the Common Shares on the PSE to be entitled to receive such dividend or “Ex-Date”) occurs on or prior to the Cross Date (as defined below), the Tender Offer Price will be reduced by the exact amount as the declared cash dividend.  If the Ex-Date occurs after the Cross Date, there will be no adjustment to the Tender Offer Price.  In addition, the Tender Offer Price will be proportionally adjusted to reflect any action taken by FGEN prior to the Cross Date, to approve, announce or effect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of issued and outstanding Common Shares. The Tender Offer Price does not include charges for the seller customarily incurred on a sale on the facilities of the PSE, which shall be for a tendering shareholder’s account. In the event that a tendering shareholder elects to receive the proceeds via bank transfer, outgoing and incoming remittance charges may be imposed by the relevant banks. The Bidder shall not cover any costs of remittance of the proceeds of tendered shares, apart from the outgoing charges imposed by BDO Unibank, Inc. After deducting customary selling charges, the net Tender Offer Price will be paid to the Tendering Shareholder as provided below. The Bidder may offer an incentive fee to PSE trading participants (the selling broker) to be determined based on the volume of Tender Offer Shares tendered through such selling broker.  Any such incentive fee will be settled directly by BDO Securities/the Paying Agent (as defined in the Terms and Conditions attached as Exhibit A on behalf of the Bidder to the relevant selling broker after the Cross Date. Any such fee will not be charged to Tendering Shareholders and will not reduce the net proceeds (after deduction of customary selling charges described below) of the Tendered Shares to be received from the Bidder. The customary selling charges, per Tendering Shareholder are based on the total transaction value, including the selling broker’s commissions and taxes thereon. In addition to the cost of the selling broker’s commissions/taxes  the selling costs for the account of the Tendering Shareholder, include:

1  FGEN 17-C dated August 04, 2021.

2  FGEN Public Ownership Report dated June 30, 2021; General Information Sheet dated June 17, 2021.

2

Costs		% of value of transaction
-	Stock Transaction Tax	0.600%
-	Securities Clearing Corporation of the Philippines Fee	0.010%
-	Securities Investors Protection Fund	0.001%
-	SEC Fees	0.005%
-	PSE Fees	0.005%

The Tender Offer provides existing shareholders of the Company the opportunity to sell their Common Shares and realize their investment, in cash, at a premium to the current trading price of the Common Shares. The Tender Offer Price represents a 16.61% premium over the last closing share price on August 26, 2021 of ₱28.30, a 17.08% premium over the one-month volume weighted average price of the Company’s Common Shares (“VWAP”) and 15.69% premium over the twelve-month VWAP. The VWAP is calculated by dividing the total value of shares traded in that particular period, by the total number of shares traded during that period.

The Tender Offer will start at 9:00 am on September 1, 2021 and end at 12:00 pm on September 29, 2021 (the “Tender Offer Period”). The Bidder may extend the Tender Offer Period with prior approval from the Securities and Exchange Commission (“SEC”).

Tendering shareholders who hold physical stock certificates and who wish to offer all or a portion of their Common Shares for acceptance and sale to the Bidder should, within the Tender Offer Period: (i) present their original stock certificates to BDO Unibank, Inc. — Trust and Investments Group (the “Stock Transfer Agent”) for authentication, (ii) upon due authentication by the Stock Transfer Agent, submit their original stock certificates duly endorsed in blank and the duly accomplished Application to Tender Shares (the “Application”), together with all the requirements stated therein, to the BDO Securities Corporation (the “Tender Agent”) at its address as stated below.

To the Tender Agent:

BDO Securities Corporation

Contact Person:	Janet Amora
Telephone:	+632 8840 7000
Address:	33rd Floor BDO Towers Valero,
8741 Paseo de Roxas Avenue,
Makati City, Philippines

3

For inquiries on the Tender Offer, please contact any of the following:

Name	Telephone No.	E-mail Address
Ryan Penalber	+632 8840.7000 loc 25086	bdosec-customercare@bdo.com.ph
Aldrin Abaya	+632 8840.7000 loc 25082	bdosec-customercare@bdo.com.ph
BDO Securities Customer Support	+632 8702 7878	bdosec-customercare@bdo.com.ph

To the Stock Transfer Agent:

BDO Unibank, Inc. - Trust and Investments Group

ATTN:	Mr. Oliver Galvez
E-mail:	bdo-stock-transfer@bdo.com.ph
Address:	15th Floor South Tower, BDO Corporate Center
7899 Makati Avenue, Makati City 0726

Telephone:	+632-8878-4053; +632-8878 4740; +632-8878-4052

Tendering shareholders whose shares are lodged with the Philippine Depository & Trust Corp. (“PDTC”) should instruct their PSE broker or custodian to accomplish and submit, on their behalf, the duly accomplished Application, together with all the requirements stated therein, to the Tender Agent, and instruct their such broker or custodian to electronically transfer their shares to the Tender Agent for receipt by the Tender Agent prior to 12:00 pm on the last day of the Tender Offer Period in order to participate in the Tender Offer.

All the tendered and accepted Tender Offer Shares will be purchased by the Bidder via a block sale on the facilities of the PSE (which requires the approval of the PSE to be applied for by the Crossing Broker) on or about October 8, 2021 (as may be extended as described in the next sentence, the “Cross Date”).  In the event the Tender Offer Period is extended with the prior approval of the SEC, the block sale for the Tender Offer Shares is expected to occur (and hence the Cross Date will be) on or before the ninth (9th) PSE trading day following the end of the Tender Offer Period, as extended.

The maximum total purchase price for the Tender Offer Shares that the Bidder will pay under the Tender Offer is approximately ₱6,765,000,000.00, exclusive of costs and expenses. The Bidder’s tender offer advisor, BDO Capital & Investment Corporation (“BDO Capital”), has issued a letter confirming that the Bidder has made appropriate arrangements for funds to be available to satisfy full payment of the Tender Offer Shares (including related commissions, charges, fees and expenses payable by the Bidder in connection with the Tender Offer) that are tendered under the terms of the Tender Offer. The confirmation is attached as Exhibit C.

(c)          The Common Shares are presently listed and traded on the Main Board of the PSE under the symbol “FGEN”. The high and low transacted prices of the Common Shares for each quarterly period3 during the past two years are as follows:

2021	High	Low
2nd Quarter	31.60	28.70
1st Quarter	33.60	28.20
2020
4th Quarter	29.70	23.25
3rd Quarter	27.00	22.30
2nd Quarter	24.50	17.02
1st Quarter	23.00	14.30
2019
4th Quarter	25.95	22.75
3rd Quarter	27.50	24.15
2nd Quarter	27.05	20.00
1st Quarter	22.50	19.50

3  Based on the closing prices published on the relevant Bloomberg page.

4

For U.S. Shareholders, please refer to Exhibit E.

Item 2.         Identity and Background

The Bidder, Philippines Clean Energy Holding Inc., was incorporated under the laws of the Philippines and maintains its registered office address and principal place of business at 20/F Regus Zuellig Building, Makati Ave. corner Paseo de Roxas Street, City of Makati, Fourth District, National Capital Region (NCR) 1225. The Bidder was incorporated primarily as a holding company, and for the primary purpose of investing in, purchasing or otherwise acquiring and owning personal property including shares of stock and other securities.

As of the date of this Report, the Bidder has an authorized capital stock of ₱10,000,000.00 divided into 100 common shares with a par value of ₱1.00 per share and 9,999,900 voting preferred shares with a par value of ₱1.00 per share.  Valorous Asia Holdings II Pte. Ltd. (“Parent”), the Bidder’s controlling shareholder, owns 9,999,900 preferred shares and 95 common shares. The Bidder and the Parent are managed and/or advised by Kohlberg Kravis Roberts & Co. L.P., which is in turn a subsidiary of KKR & Co. Inc. (together with its affiliates, “KKR”).  KKR is a global investment firm that offers alternative asset management and capital markets and insurance solutions.  KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds.  KKR & Co. Inc. is listed on the New York Stock Exchange under the ticker “KKR”.  For more information on KKR, please refer to www.kkr.com.

(a)         Persons Controlling the Bidder:

The Parent is a company incorporated in Singapore, with its address at 10 Changi Business Park Central 2, #05-01, HansaPoint@CBP, Singapore 486030. Valorous Asia Holdings Pte. Ltd. (“Valorous”) is a Singapore entity that is the beneficial owner of the Parent.  The Parent is owned by KKR Asia Pacific Infrastructure Holdings Pte. Ltd., incorporated in Singapore. KKR Asia Pacific Infrastructure Investors SCSp (the “Ultimate Parent”) is the sole shareholder of KKR Asia Pacific Infrastructure Holdings Pte. Ltd.  The Ultimate Parent is a special limited partnership organized under the laws of Luxembourg.  The general partner of the Ultimate Parent is KKR Associates AP Infrastructure SCSp (the “General Partner”), a special limited partnership organized under the laws of Luxembourg.  The general partner of the General Partner is KKR AP Infrastructure S.à r.l. (the “Ultimate General Partner”), a limited liability company organized under the laws of Luxembourg.  The management, control, operation and policy of the Ultimate Parent is vested in the General Partner, and the management, control, operation and policy of the General Partner is vested in the Ultimate General Partner.  Each of the Ultimate Parent, the General Partner and the Ultimate General Partner has its address at 2 rue Edward Steichen, Luxembourg 2540.

A chart illustrating the structure of the Bidder is set out below:

5

(b)         Members of the Board of the Directors and Key Officers of the Bidder

(i)              The members of the board of directors of the Bidder are as follows:

Name	Citizenship	Position	Business Address
Manolo Michael de Guzman	Filipino	Director of Bidder	67A Tamarind Road Forbes Park Makati 1220
David Simon Luboff	Australian	Director of Bidder	1 Tanglin Rise, #12-03, Tanglin Hill Condominium, Singapore 247983
Cecilio Francisco Velasco Azonos	Mexican	Director of Bidder	5 Hullet Road #12-11, Urban Suites, Singapore, 229161
Christine Paua Base	Filipino	Director of Bidder	8th Floor Chatham House, 116 Valero St. Salcedo Village, 1227 Makati City
Monina Jane Sioson Nazal	Filipino	Director of Bidder	8th Floor Chatham House, 116 Valero St. Salcedo Village, 1227 Makati City

(ii)           The key officers of the Bidder are as follows:

Name	Citizenship	Position	Business Address
Manolo Michael de Guzman	Filipino	President	67A Tamarind Road Forbes Park Makati 1220
Monina Jane Sioson Nazal	Filipino	Corporate Secretary	8th Floor Chatham House, 116 Valero St. Salcedo Village, 1227 Makati City
Christine Paua Base	Filipino	Treasurer	8th Floor Chatham House, 116 Valero St. Salcedo Village, 1227 Makati City

6

(c)          Members of the Management Board of the Ultimate Parent:

The members of the Management Board of the Ultimate General Partner of the Ultimate Parent are as follows:

Name	Citizenship	Position	Business Address
Jason Carss	American	Manager	30 Hudson Yards, Suite 7500, New York, NY 10001, United States of America
Terence Gallagher	Australian	Manager	30 Hudson Yards, Suite 7500, New York, NY 10001, United States of America
Stefan Lambert	German	Manager	2, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg
Thomas Weber	German	Manager	2, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg

(i)                   There are no key officers of the Ultimate Parent. As described in Item 2 above, the management, control, operation and policy of the Ultimate Parent is vested in the General Partner and the Ultimate General Partner, which acts through its Management Board.

(d)         Involvement in Legal Proceedings.

(i)                 During the last five (5) years, neither the Bidder nor the Ultimate Parent has been convicted in a criminal proceeding.

(ii)              Neither the Bidder nor the Ultimate Parent is currently involved, and in the past five (5) years have not been involved, in any criminal or civil proceedings before any judicial or administrative body of competent jurisdiction, domestic or foreign, where as a result of such proceedings, the Bidder or the Parent is or was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities, commodities or banking.

(iii)           To the best of the Bidder’s knowledge, the current members of its board of directors and the management board of the Ultimate Parent of the Bidder are not presently involved, and during the past five (5) years have not been involved, in criminal, bankruptcy or insolvency investigations or proceedings. To the best of the Bidder’s knowledge, these people have not been convicted by any final judgment of any offense punishable by the laws of its home country, of the Republic of the Philippines or of the laws of any other nation or country.

(iv)          To the best of the Bidder’s knowledge, the current members of its board of directors and the management board of the Ultimate Parent of the Bidder are not currently involved, and during the past five (5) years have not been involved, in a civil proceeding of a judicial or administrative body of competent jurisdiction, domestic or foreign, and as a result of such proceeding were or are subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities, commodities or banking.

7

Item 3.  Purpose of the Tender Offer and Plans or Proposals of the Bidder

The Tender Offer provides an opportunity for existing common shareholders to realize their investment, in cash, at a premium to the current trading price of the Common Shares. The Tender Offer Price represents a 16.61% premium over the last closing share price on August 26, 2021 of ₱28.30, a 17.08% premium over the one-month VWAP, and a 15.69% premium over the twelve-month VWAP.

The Bidder is acquiring the Tender Offer Shares for investment purposes. The Bidder intends to continuously review its investment.  Depending upon various factors, including, but not limited to, the Company’s business, financial condition, prospects and other developments concerning the Company, market conditions and other factors that the Bidder may deem relevant to its investment decisions, the Bidder may, subject to compliance with applicable laws and regulations (including the rules and regulations of the SEC and PSE), engage, from time to time, in certain actions, including, without limitation, (i) increasing or decreasing (through transactions in the open market, privately negotiated transactions or in other transactions, including derivative transactions) its investment in the Company and/or (ii) entering into contracts, arrangements, understandings or relationships with other investors in, or potential investors of, the securities of the Company, or any other similar transactions.

The Bidder has no plans or proposals that relate to, or would result in, any of the following matters, although the Bidder reserves the right to develop such plans in the future:

i.                      an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

ii.                   a sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

iii.                any change in the present board of directors or management of the Company including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the board or to change any material term of the employment contract of any executive officer;

iv.               any material change in the present dividend rate or policy or indebtedness or capitalization of the Company;

v.                  any other material change in the Company’s corporate structure or business;

vi.               causing any class of equity securities of the Company which is listed on an exchange to be no longer listed; or

vii.            causing the issuer to no longer be subject to the reporting requirements of SRC Rule 17.

In the event that the Tender Offer is successfully completed, the Bidder may acquire Common Shares in an amount sufficient to allow KKR (together with 12.59% of the Company’s Common Shares previously purchased through a voluntary tender offer by its affiliate, Valorous in 2020, as described in the structure chart in Item 2(a) above and as disclosed in Item 4(b) of this Tender Offer Report, below) to successfully nominate and elect a director to the board of the Company.  The Bidder may seek to nominate a candidate for the next annual shareholder’s meeting of the Company expected to be held in 2022.  The last annual shareholders’ meeting of the Company was held on May 19, 2021 at which meeting three independent directors and six regular directors were elected.  The Bidder and its Affiliates retain their discretion to make such nomination and cast their votes for the election of, one or more persons to the board of directors of the Company.

Item 4.         Interest in Securities of the Issuer

(a)         Assuming a valid tender of the maximum number of the Tender Offer Shares sought by the Bidder and eligible for acceptance by the Bidder in line with the Tender Offer Terms, when the Tender Offer is closed and completed, the Bidder is expected to own and hold a maximum of 657,917,691 Common Shares, representing approximately 18.29% of the Company’s issued and outstanding Common Shares.

(b)             The Bidder and/or certain affiliates have previously acquired 452,917,691 Common Shares, representing approximately 12.59% of the Company’s issued and outstanding Common Shares. There have been no purchases by the Bidder and/or its affiliates within the last 60 days.

8

(c)               Other than the foregoing, to the best of its knowledge, the Bidder is not aware of any material transaction regarding any of the shares of stock of the Company (including the Common Shares) during the past sixty (60) days, by any of the directors of the Bidder and/or the Ultimate Parent.

Item 5.         Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

There are no documents to evidence any such contracts, arrangements, understandings or relationships referred to in this item 5.

Item 6.         Materials to be Filed as Exhibits

(a)         Tender Offer Material:

Exhibit A	Terms and Conditions of the Tender Offer

Exhibit B	Application to Tender
Attachment 1: Terms and Conditions of the Tender Offer
Attachment 2: Form of Irrevocable Power of Attorney
Attachment 3: Form of Secretary’s Certificate
Attachment 4: Form of Affidavit of Loss
Attachment 5: Transfer of Shares from Deceased Stockholders
Attachment 6: Instruction to Brokers/Letter to Tender Offer Agent
Attachment 7: Partnership Resolution
Attachment 8: Form of the Specimen Signature Card

Exhibit C	Confirmation from the Bidder’s financial adviser that the resources available to the Bidder are sufficient to satisfy full acceptance of the offer

Exhibit D	Announcement of Intention to Make a Tender Offer to Shareholders

Exhibit E	Disclaimer for U.S. Shareholders

Exhibit F	Notice to the Shareholders regarding the filing of the tender offer report

Exhibit G	List of the Company’s Top 100 Shareholders as of 30 June 2021

Exhibit H	Affidavit of Publication of Announcement of Intention to Make a Tender Offer to Shareholders

This Tender Offer Report and each of the Tender Offer Materials referred to above is available online at a website prepared by the Bidder to facilitate access to information in relation to this Tender Offer. That website’s address is: https://PCEH.tenderannouncement.com and will be available during the Tender Offer Period.

(b)         Contracts and Agreements:

There are no documents to evidence the contracts, arrangements, understandings or relationships referred to in Item 5, above.

(c)          List of Shareholders

Please see Exhibit G, above, which is incorporated by reference into this Tender Offer report.

9

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this report is true, complete and correct.  This report is signed in the City of MAKATI CITY on August 31, 2021.

PHILIPPINES CLEAN ENERGY HOLDING INC

By:
/s/ Christine Paua Base
Christine Paua Base
Director/ Authorized Signatory

Before me, a notary public in and for the city named above, personally appeared on August 31, 2021, who was identified by me through competent evidence identity in the form of a Philippine passport, with No. P8871158A, issued at DFA, MLA. on Sept. 24, 2018, to be the same person who presented the foregoing instrument and signed the instrument in my presence, and who took an oath before me as to such instrument.

Witness my hand and seal this 31st day of August 2021 at MAKATI CITY.

Doc. No. 40; Page No. 8; Book No. XXXII; Series of 2021.

10

REPUBLIC OF THE PHILIPPINES}
MAKATI CITY }S. S.

SECRETARY'S CERTIFICATE

I, **CHRISTINE P. BASE**, Filipino, of legal age and with office address at the 8th Floor Chatham House, 116 Valero St., Salcedo Village, Makati City, after having been duly sworn in accordance with law, hereby depose and state that:

1. I am the duly elected Corporate Secretary of **PHILIPPINES CLEAN ENERGY HOLDING INC.** (the "Corporation"), a domestic corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office located at 20/F Regus Zuellig Building Makati Ave. Corner Paseo de Roxas St., Makati City;

3. At the meeting of the Board of Directors of the Corporation held at its principal office on August 26, 2021 at which meeting a quorum was duly determined and declared, the Board of Directors discussed and approved the following:

> *The Board noted that it was proposed that (a) the Corporation execute and file the Tender Offer Report on Form 19-1 with the Securities and Exchange Commission of the Philippines (together with all exhibits and schedules, the "**Tender Offer Report**"), pursuant to which the Corporation offers to acquire a minimum of 107,897,265 up to a maximum of 205,000,000 issued and outstanding common shares of the Target (the "**Common Shares**") representing approximately 3.00]% up to a maximum of 5.70% of such outstanding Common Shares from existing shareholders of the Corporation (the "**Tender Offer**"), (b) in connection with the Tender Offer, the Corporation execute and file with the Securities and Exchange Commission of the United States certain forms (including Form CB and Form F-X) in order to comply with its obligations under the U.S. securities laws, and (c) in connection with the Tender Offer, the Corporation enter into an equity commitment letter with KKR Asia Pacific Infrastructure Holdings Pte. Ltd. (the "**KKR Investor**"), pursuant to which the KKR Investor agrees to cause the Corporation to receive direct or indirect capital contributions (which contributions may take the form of ordinary equity (and which may be received as a deposit for future subscription), shareholder loans, preferred equity or other securities), in immediately available PhP-denominated funds, the aggregate amount of up to US$210,000,000, solely for the Corporation's use to pay or cause to be paid all or a portion of aggregate price for the Tender Offer due to the tendering shareholders of the Target pursuant to the Tender Offer Report, together with related commissions, charges, fees and expenses payable by the Corporation in connection with the Tender Offer ((a) to (c) collectively, the "**Tender Offer Documents**"). Substantially final versions of the Tender Offer Documents have been furnished to the Directors.*

Philippines Clean Energy Holding Inc.
Secretary's Certificate
Resolution No. 2021-02-03

Resolution No. 2021-02-03

After due discussion, ***IT WAS RESOLVED THAT:***

(a) *It is in the best interests of the Corporation to enter into the Tender Offer Documents and consummate the Tender Offer.*

(b) *The entry into the Tender Offer Documents and the consummation of the Tender Offer be and are hereby approved, and where applicable, ratified and confirmed.*

(c) *The entry by the Corporation into the services agreement with BDO Capital (as advisor to the Corporation in relation to the Tender Offer) and BDO Securities (as receiving broker, crossing broker and paying agent in relation to the Tender offer), and BDO Trust (as stock and transfer agent of the Target) is to be and is hereby approved, ratified and confirmed.*

(d) *The entry by the Corporation into the equity commitment letter with the KKR Investor and all related agreements and transactions (including but not limited to one or more subscription agreements or instruments and/or shareholder loans, with an affiliate of the KKR Investor) is to be and is hereby approved, ratified and confirmed.*

(e) *Any Director be and is hereby authorised to do any and all acts as he/she may deem necessary, desirable or expedient in connection with the Tender Offer Documents and/or the Tender Offer, including without limitation, negotiating and finalizing the final forms of the Tender Offer Documents and executing for and on behalf of the Corporation any deeds (including granting a power of attorney, individually or in the name and on behalf of the Corporation, to any other person, whether or not an employee of the Corporation, to take such actions as the person executing the power of attorney may deem appropriate), and any actions taken or to be taken by the Director in relation to the Tender Offer Documents and/or the Tender Offer be and are hereby noted, approved and adopted, and where applicable, ratified and confirmed.*

(f) *Any Director be and is hereby authorised in such Director's absolute discretion to approve any amendment, waiver, alteration or modification (the* ***"Proposed Amendments"****) to the Tender Offer Documents any of the terms and conditions therein or such other agreements, deeds or documents ancillary or relating to the Tender Offer Documents and/or the Tender Offer, and that the signing thereof or of a copy thereof be conclusive evidence of such approval.*

(g) *Any Director and Claudia Gabrielle R. Squillantini, Yvette Marie Chua or Denise Anne R. Sales, (acting singly or jointly) each from Romulo Mabanta Buenaventura Sayoc & de*

Philippines Clean Energy Holding Inc.
Secretary's Certificate
Resolution No. 2021-02-03

los Angeles (the legal advisor of the Corporation) (the ***"Appointee"****) be and is hereby authorised to sign, execute and/or deliver, whether under hand or seal:*

(i) *all notices and communications required or permitted to be given by or on behalf of the Corporation under or for the purposes of the Tender Offer Documents and/or the Tender Offer; and*

(ii) *any other document deemed by such Director to be incidental to, ancillary to or expedient in connection with the Tender Offer Documents and/or the Tender Offer, including any Proposed Amendments.*

IN WITNESS WHEREOF, I have hereunto set my hand this AUG 31 2021 at Makati City, Philippines.

CHRISTINE P. BASE
Corporate Secretary

SUBSCRIBED AND SWORN to before me this AUG 31 2021 at Makati City, Philippines, affiant exhibiting to me her Integrated Bar of the Philippines Lifetime Member ID with No. 08661, Albay Chapter.

Doc No. 44;
Page No. 9;
Book No. XXII;
Series of 2021.

ATTY. CARLO ARTEMUS V. DIAZ
NOTARY PUBLIC
ROLL NO. 65662
MAKATI CITY, PHILIPPINES

ATTY. CARLO ARTEMUS V. DIAZ
Notary Public for the City of Makati/Appointment No. M-187
[Valid Until December 31, 2022]
2/F ACT Tower, 135 H.V. Dela Costa St.,
Salcedo Village, Makati City, 1227
Roll No.: 65662 / IBP Lifetime No.: 014850 / Manila I
MCLE Compliance No.: VI-0017273 / January 24, 2019
PTR No.: 8535065 / Makati City / January 5, 2021

REPUBLIC OF THE PHILIPPINES}
MAKATI CITY }S. S.

SECRETARY'S CERTIFICATE

I, **CHRISTINE P. BASE**, Filipino, of legal age and with office address at the 8th Floor Chatham House, 116 Valero St., Salcedo Village, Makati City, after having been duly sworn in accordance with law, hereby depose and state that:

1. I am the duly elected Corporate Secretary of **PHILIPPINES CLEAN ENERGY HOLDING INC.** (the "Corporation"), a domestic corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office located at 20/F Regus Zuellig Building Makati Ave. Corner Paseo de Roxas St., Makati City;

3. At the meeting of the Board of Directors of the Corporation held at its principal office on August 26, 2021 at which meeting a quorum was duly determined and declared, the Board of Directors discussed and approved the following:

*The Board noted that in connection with the Tender Offer, the Corporation may need to incur costs and expenses associated therewith, including brokerage commissions, taxes, settlement fees and other costs considered as necessary and desirable for consummating the Tender Offer, maintaining business operations such as investment management fee services, the agreed fees for and agreed disbursements incurred by transaction parties and advisors to the Proposed Transaction, payroll costs and office lease (the "**Transaction Costs**").*

Resolution No. 2021-02-04

*After due discussion, **IT WAS RESOLVED THAT**:-*

(a) It is in the best interests of the Corporation to incur the Transaction Costs;

(b) The Transaction Costs be and is hereby approved, and where applicable, ratified and confirmed; and

Philippines Clean Energy Holding Inc.
Secretary's Certificate
Resolution No. 2021-02-04

(c) *Any Director be and is hereby authorised to do any and all acts as he/she may deem necessary, desirable or expedient in connection with the Transaction Costs, including without limitation, executing for and on behalf of the Corporation any deeds (including granting a power of attorney, individually or in the name and on behalf of the Corporation, to any other person, whether or not an employee of the Corporation, to take such actions as the person executing the power of attorney may deem appropriate), and any actions taken or to be taken by the Directors in relation to the Transaction Costs be and are hereby noted, approved and adopted, and where applicable, ratified and confirmed.*

IN WITNESS WHEREOF, I have hereunto set my hand this AUG 3 1 2021 at Makati City, Philippines.

CHRISTINE P. BASE
Corporate Secretary

SUBSCRIBED AND SWORN to before me this AUG 3 1 2021 at Makati City, Philippines, affiant exhibiting to me her Integrated Bar of the Philippines Lifetime Member ID with No. 08661, Albay Chapter.

Doc No. 95;
Page No. 9;
Book No. XXII;
Series of 2021.

ATTY. CARLO ARTEMUS V. DIAZ
NOTARY PUBLIC
ROLL NO. 65662
MAKATI CITY, PHILIPPINES

ATTY. CARLO ARTEMUS V. DIAZ
Notary Public for the City of Makati/Appointment No.: M-187
[Valid Until December 31, 2022]
2/F ACT Tower 135 H.V. Dela Costa St.,
Salcedo Village, Makati City, 1227
Roll No.: 65662 / IBP Lifetime No.: 014850 / Manila I
MCLE Compliance No.: VI-0017273 / January 24, 2019
PTR No.: 8535065 / Makati City / January 5, 2021

EXHIBIT A

TERMS AND CONDITIONS OF THE TENDER OFFER

1	Bidder	PHILIPPINES CLEAN ENERGY HOLDING INC. (the “Bidder”)

The Bidder, Philippines Clean Energy Holding Inc., was incorporated under the laws of the Philippines and maintains its registered office address and principal place of business at 20/F Regus Zuellig Building, Makati Ave. corner Paseo de Roxas Street, City of Makati, Fourth District, National Capital Region (NCR) 1225. The Bidder was incorporated primarily as a holding company, and for the primary purpose of investing in, purchasing or otherwise acquiring and owning personal property including shares of stock and other securities.

As of June 30, 2021, the Bidder has an authorized capital stock of ₱10,000,000.00 divided into 100 common shares with a par value of ₱1.00 per share and 9,999,900 voting preferred shares with a par value of ₱1.00 per share. Valorous Asia Holdings II Pte. Ltd. owns 9,999,900 preferred shares and 95 common shares.

2	Subject Company	First Gen Corporation (the “Company”), a corporation duly organized under the laws of the Philippines with principal office at 6F Rockwell Business Center, Tower 3, Ortigas Avenue, Pasig City, 1604.

3	Tender Offer

Subject to the terms and conditions of the Tender Offer as set forth herein, including those specifically listed in Section 14 of this Exhibit A to the Tender Offer Report, the Bidder is conducting a tender offer (the “Tender Offer”) for and offering to acquire the Tender Offer Shares (as defined below) at the Tender Offer Price (as defined below).

Copies of the Tender Offer Report (SEC Form 19-1, including any and all of its annexes, exhibits, and schedules) are available from the Tender Agent and should be available athttps://edge.pse.com.ph/companyDisclosures/form.do?cmpy_id=600, that provides access to disclosures of the Company. Any shareholder who wishes to secure a copy of the Tender Offer Report may likewise do so at the office of the Tender Agent.

The Tender Offer Report and each of the Tender Offer Materials is available online at a website prepared by the Bidder to facilitate access to information in relation to this Tender Offer. That website’s address is: https://PCEH.tenderannouncement.com and will be available during the Tender Offer Period.

4	Tender Offer Shares

The Bidder is making this Tender Offer to acquire by way of secondary sale from existing shareholders, a minimum of 107,897,265 issued and outstanding Common Shares representing approximately 3.00% and up to 205,000,000 issued and outstanding Common Shares representing a maximum of approximately 5.70% of the total issued and outstanding Common Shares (the “Tender Offer Shares”) which, at the end of the Tender Offer Period (as defined below) will have been:

A. validly tendered (which means offered to the Bidder) by the holders of the Common Shares;

B. eligible for or otherwise capable of being purchased by the Bidder;

C. verified by the Tender Agent for acceptance by the Bidder; and

D. accepted for purchase by the Bidder under the terms and conditions of the Tender Offer.

1

5	Tender Offer Price

The Tender Offer is being made at the price of ₱33.00 (the “Tender Offer Price”), per issued and outstanding Common Share, which is payable to shareholders in cash, by check, or by bank transfer as hereafter provided.

If after the announcement of the Tender Offer, FGEN should declare a cash dividend in respect of the Common Shares, where the ex-dividend date (being the PSE trading day following the last PSE trading day on which a person may purchase the Common Shares on the PSE to be entitled to receive such dividend or “Ex-Date”) occurs on or prior to the Cross Date (as defined below), the Tender Offer Price will be reduced by the exact amount as the declared cash dividend. If the Ex-Date occurs after the Cross Date, there will be no adjustment to the Tender Offer Price. In addition, the Tender Offer Price will be proportionally adjusted to reflect any action taken by FGEN prior to the Cross Date, to approve, announce or effect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of issued and outstanding Common Shares.

The Tender Offer Price does not include charges sellers customarily incur on a sale on the facilities of the PSE (including the selling broker’s commissions and taxes thereon). All costs (including broker’s commission and taxes thereon) for selling the Tendered Shares (as defined below) to the Bidder shall be for a tendering shareholder’s account. After deducting customary selling costs described below, the net Tender Offer Price will be paid to the Tendering Shareholder as provided below. The Bidder may offer an incentive fee to PSE trading participants (the selling broker) to be determined based on the volume of Tender Offer Shares tendered through such selling broker. Any such incentive fee will be settled directly by BDO Securities/the Paying Agent (as defined below) on behalf of the Bidder to the relevant selling broker after the Cross Date. Any such fee will not be charged to Tendering Shareholders and will not reduce the net proceeds (after deduction of customary selling charges described below) of the Tendered Shares to be received from the Bidder. The customary selling charges, per Tendering Shareholder, are based on the total transaction value, including the selling broker’s commissions and taxes thereon. In addition to the cost of the selling broker’s commissions/taxes the selling costs for the account of the Tendering Shareholder, include:

		Costs		% of value of transaction
		-	Stock Transaction Tax	0.600%
		-	Securities Clearing Corporation of the Philippines Fee	0.010%
		-	Securities Investors Protection Fund	0.001%
		-	SEC Fees	0.005%
		-	PSE Fees	0.005%

In the event that a tendering shareholder elects to receive the net proceeds via bank transfer, outgoing and incoming remittance charges may be imposed by the relevant banks. The Bidder shall not cover any costs of bank charges for remittance of the proceeds of tendered shares, apart from the outgoing charges imposed by BDO Unibank, Inc.

6	Entitlement

Subject to Scale Back (as described below), shareholders of the Company owning outstanding Common Shares shall be entitled to tender such Common Shares during the Tender Offer Period (the “Tendered Shares”).

7	Tender Offer Period

The Tender Offer will start at 9:00 am on September 1, 2021 and end at 12:00 pm of September 29, 2021 (the “Tender Offer Period”), during which any tendering shareholder of the Company may offer all or a portion of their outstanding Common Shares in the Company for acceptance by and sale to the Bidder in accordance with, and subject to the terms and conditions of, the Tender Offer.

2

Without prejudice to the right of the Bidder (subject to prior approval by the SEC) to extend the Tender Offer Period, should any of the business days during the period from September 1, 2021, the commencement of the Tender Offer Period and October 8, 2021, the date for the cross trade of accepted Common Shares tendered to the Bidder (described below), inclusive, be officially declared a non-business day after the filing of the Tender Offer Report, the period shall be extended (without need of approval or notice) by the number of business days corresponding to those which were declared as non-working holidays. A “business day” means any day other than a Saturday, Sunday, or holiday on which banks are required to be open for business in Makati City, Philippines.

Notwithstanding the foregoing, the Bidder reserves the right to extend the Tender Offer Period, subject to prior approval of the SEC.

8	Cross Date

The Tendered Shares accepted for purchase by the Bidder in accordance with the Tender Offer Conditions (and subject to the Scale Back provisions in Condition 15) are intended to be sold to and purchased by the Bidder by way of block sale through the facilities of the Philippine Stock Exchange, Inc. (the “PSE”) (which requires the approval of the PSE to be applied for by BDO Securities Corporation, acting as the Crossing Broker) on or about October 8, 2021 (as may be extended as described in the next sentence, the “Cross Date”). In the event the Tender Offer Period is extended with the prior approval of the SEC, the block sale for the Tender Offer Shares is expected to occur (and hence the Cross Date will be) on or before the ninth (9th) PSE trading day following the end of the Tender Offer Period, as extended.

9	Tender Agent and Paying Agent	BDO Securities Corporation

		Contact Person:	Janet Amora

		Telephone:	+632 8840 7000

		Address:	33rd Floor BDO Towers Valero,

8741 Paseo de Roxas,

Makati City, Philippines

For inquiries on the Tender Offer, please contact any of the following personnel of BDO Securities Corporation:

		Name	Telephone No.	E-mail Address
		Ryan Penalber	+632 8840.7000 loc 25086	bdosec-customercare@bdo.com.ph
		Aldrin Abaya	+632 8840.7000 loc 25082	bdosec-customercare@bdo.com.ph
		BDO Securities Customer Support	+632 8702 7878	bdosec-customercare@bdo.com.ph

10	Company’s Stock Transfer Agent	BDO Unibank, Inc. - Trust and Investments Group

		Address:	15th Floor, South Tower, BDO Corporate Center 7899 Makati Avenue, Makati City

		Tel No.:	+632 8878 4053, +632 8878 4740, +632 8788 4052, +632 8878 4963

		Fax No.:	+632 8878 4056

		Contact Persons:	Mr. Oliver Galvez

		Email:	bdo-stock-transfer@bdo.com.ph

3

11	Tender Offer Process	For Certificated or Scrip Shareholders

Tendering shareholders who hold stock certificates and who wish to offer all or a portion of their outstanding Common Shares for acceptance and sale to the Bidder should, within the Tender Offer Period: (i) present their original stock certificates to the Stock Transfer Agent at its office as stated herein for authentication by the Stock Transfer Agent, and (ii) upon due authentication by the Stock Transfer Agent, submit their original stock certificates duly endorsed in blank and the duly accomplished Application to Tender Shares (the Application), together with all the requirements stated therein, to the Tender Agent at its address as stated herein.

For Non-Certificated or Scripless Shareholders

Tendering shareholders whose shares are lodged with the Philippine Depository & Trust Corp. (“PDTC”) and who wish to offer all or a portion of their outstanding Common Shares for acceptance and sale to the Bidder should instruct their brokers (“Participating Brokers”) to accomplish and submit, on their behalf, the duly accomplished Application, together with all the requirements stated therein, to the Tender Agent at its address as stated above and instruct their Participating Broker to electronically transfer their shares to the Tender Agent for receipt by the Tender Agent prior to 12:00 pm of September 29, 2021.

A Participating Broker is required to comply with the Instructions to Brokers attached to the Application as Attachment 6 thereof. The terms of the Application and the Instructions to Brokers shall form integral parts of the Tender Offer Conditions.

Delivery of each required document in relation to the Tender Offer to the Tender Agent shall be deemed made only upon actual receipt thereof by the Tender Agent. The Bidder or the Tender Agent reserves the right to require presentation or submission of any additional documents for the purpose of, among others, enabling the Bidder or the Tender Agent to determine from any tendering shareholder (or any person acting on its behalf, including any Participating Broker) the validity, eligibility, and acceptability of any Common Shares in the Company tendered pursuant to the Tender Offer.

12	Closing Date	12:00 pm of September 29, 2021

The Bidder reserves the right to extend the Tender Offer Period with the prior approval of the SEC and notice to the PSE.

13	Conditions

The obligation of the Bidder to accept for payment or pay for any outstanding Common Shares validly tendered and not validly withdrawn pursuant to the Tender Offer will be subject only to the satisfaction or waiver (to the extent permitted by applicable Law and in the Bidder’s sole discretion) of the Tender Offer Conditions stated herein. During the Tender Offer Period and through to (and including) the Cross Date:

(i)             The tendering shareholder shall have delivered a duly and fully completed Application, all the required approvals and authorizations to enable such tendering shareholder to transfer the Tendered Shares to the Bidder free of any claims or encumbrances on the Cross Date; and such shareholder not being aware of any objection, adverse claim, dispute, or notice concerning such shareholder’s right to tender and transfer the Tender Offer Shares.

(ii) All representations and warranties of the tendering shareholder being true and accurate.

(iii)       In the sole determination of the Bidder, no material adverse change in or affecting the business, operations, property, condition (financial or otherwise), or prospects of the Company shall have occurred.

(iv)      In the sole determination of the Bidder, no material adverse change having occurred affecting the financial, credit, foreign exchange or securities markets in the Philippines including but not limited to those due to any outbreak or escalation of war or any natural disaster, outbreak of disease (including COVID 19) or government measures triggered by such outbreak in the Philippines.

4

(v)         The business of the Company being continually conducted in the ordinary course, compliance by the Company with all applicable laws, and maintenance by the Company in effect of all material government permits under which it or any of its material subsidiaries currently operate.

(vi)      Valid tender of at least the minimum number of Common Shares, verified by the Tender Agent as eligible for or otherwise capable of being purchased by the Bidder in accordance and under the terms and conditions of the Tender Offer.

The Bidder has the right to withdraw the Tender Offer at the end of the Tender Offer Period or at any time prior to the Settlement Date if any of the foregoing conditions is not met to its satisfaction, provided that written notice of withdrawal of the Tender Offer shall be sent to the shareholders of the Company on or before Settlement Date (as defined below).

14	Acceptance

At any time before the Cross Date, the Bidder, at its sole discretion, has the right to reject any specific Application if such Application (i) does not tender issued and outstanding Common Shares; (ii) is not completed in full; (iii) lacks any of the required attachments or (iv) is not validated for acceptance by the Tender Agent.

The Tender Agent will accept an Application on behalf of the Bidder on the condition that the tendering shareholder has been certified by the Stock Transfer Agent as a common shareholder of the Company at any time during the Tender Offer Period and that the signature/endorsement on the stock certificate(s) submitted matches the signature on file with the Stock Transfer Agent, if such is available. If a tendering shareholder does not have any signature card on file, or the signatures on the certificates and on the Application differ from the signature on file with the Stock Transfer Agent, the Stock Transfer Agent shall certify the same to the Bidder. The Bidder shall exercise its sole and reasonable discretion to accept or reject the Application. The Tender Agent shall rely on the signature affixed on the Application and on the validated endorsement of the relevant stock certificates. Neither the Bidder nor the Tender Agent shall be required (nor are they expected) to make further inquiries into the authenticity of the signature. A tendering shareholder shall hold the Bidder, the Tender Agent, the Buyer Agent, their respective officers, directors, agents, or advisers free and harmless from any and all damages that may arise or result in the Bidder’s/Tender Agent’s acceptance of the Application.

Applications received after the end of the Tender Offer Period shall be rejected, unless the Tender Offer Period is extended by the Bidder, upon prior approval of the SEC.

Tendering shareholders whose Applications have been rejected, in whole or in part, shall be notified of such fact by the Tender Agent on or before the Settlement Date.

15	Pro-Rata Scale Back

Pursuant to Rule 19.9.5 of the implementing rules and regulations of the Securities Regulation Code, in the event that the Tendered Shares (following acceptance by the Bidder of the Applications from tendering shareholders) exceed 205,000,000 outstanding Common Shares representing the maximum outstanding Common Shares sought by the Bidder, all Tendered Shares shall be scaled back on a pro rata basis and rounded down to the nearest share. Provided that, the Bidder may (at its sole discretion) accept, purchase acquire all the Tendered Shares provided that, in the Bidder’s determination, such acquisition would not breach or would be reasonably likely to cause a breach of any legal or regulatory restrictions applicable to the Bidder or the Company.

Tendering shareholders whose Tendered Shares have been scaled back or otherwise adjusted shall be notified of such fact by the Tender Agent on or before the Settlement Date and Tendered Shares that are not accepted and acquired by the Bidder due to such scale back shall be returned by the Tender Agent to the relevant Shareholder. The PDTC transfer and upliftment fees incurred arising from the return of Tendered Shares occurring due to a scaled-back as described here, shall be for the account of the Bidder.

5

16	Settlement Date

The consideration shall be payable within three (3) business days from the Cross Date (the “Settlement Date”). Should the Settlement Date fall on a day other than a business day, the payment of the relevant consideration shall be made on the next business day. On Settlement Date, the Tender Offer Agent shall make the bank transfer or check in the amount of the total Tender Offer Price in the name of either: (i) each selling broker which delivered the scripless shares of its tendering clients (scripless shareholders), or (ii) the tendering shareholders that have delivered certificated shares directly to the Tender Agent.

A Tendering Shareholder may opt to be paid his/her net proceeds from the Tender Offer via direct credit to his/her nominated BDO account (subject to standard clearing period for check payments) or remittance to his/her nominated account with other banks on Settlement Date (subject to any extension of the Tender Offer Period with the prior approval of the SEC) by executing an Authority to Credit contained in the Application Form. Otherwise, all payments of net proceeds shall be made and received by check made payable to the name of the tendering shareholder. Checks shall be available for pick-up at the Tender Agent’s office beginning Settlement Date up to thirty (30) days thereafter. Checks not claimed shall be mailed or delivered to the shareholders, at their own risk, to the registered address indicated in the Application Form.

When collecting a check payment, the tendering shareholders shall present the Shareholder’s Copy of the Application as well as a proper identification document (e.g., driver’s license, passport or company I.D. with photograph and signature). Duly authorized representatives of tendering shareholders shall be required to present either a duly notarized secretary’s certificate for corporate shareholders or a duly notarized special power of attorney for individual shareholders.

17	Withdrawal

Any or all of the Tendered Shares may be withdrawn by the relevant tendering shareholder any time during the Tender Offer Period, but only up to 12:00 pm of September 29, 2021, or of the date of expiration of the Tender Offer Period if the Tender Offer is extended by the Bidder with prior approval of the SEC, by submitting a written request for the withdrawal of the relevant Tendered Shares to the Tender Agent, together with a copy of the Shareholder’s Copy of the Application issued by the Tender Agent. For a withdrawal to be effective, the written notice of withdrawal must be timely received by the Tender Agent at the address(es) set forth herein.

The written request for the withdrawal of any Tendered Shares must specify:

(i) the name of the tendering shareholder and (ii) the number of Tendered Shares to be withdrawn. If the stock certificates evidencing the Tendered Shares have been delivered to the Tender Agent, the serial number of such certificates must likewise be indicated in the written request for Tendered Shares. The Bidder has the right, in its sole discretion, to determine the validity of the written request.

Any Tendered Shares that are withdrawn in accordance herewith shall be returned by the Tender Agent in the same form they were received to the PDTC Participant (if previously lodged with the PDTC Participant) or to the tendering shareholder (if previously certificated), as the case may be, within twenty (20) business days from the end of the Tender Offer Period. The cost of returning the Tender Offer Shares shall be borne by the shareholder making the withdrawal.

18	Representations and Warranties of the Tendering Shareholder	By accepting the Tender Offer and tendering the Common Shares pursuant thereto, each tendering shareholder is deemed to have represented and warranted to the Bidder as follows:

(i)             All information contained in the Application and its attachments are true and correct and that the signatures thereon are genuine, properly authorized and obtained without use of fraud, coercion or any other vice of consent.

(ii)          The tendering shareholder has read and understood these Terms and Conditions as well as the Tender Offer Statement and other materials made available by the Bidder, has the full requisite legal capacity and/or consent to tender the Common Shares owned and accepts these Terms and Conditions in connection with the transfer the Tendered Shares and all transactions contemplated thereby.

6

(iii)       The tendering shareholder is the registered and absolute legal and beneficial owner of, with good and marketable title to the Tendered Shares. The Tendered Shares are listed on the PSE and are fully tradeable, validly issued, outstanding, fully paid and non-assessable.

(iv)      The tendering shareholder has obtained all the required consents, approvals and authorizations to enable it/him/her to transfer the Tendered Shares to the Bidder before the expiration of the Tender Offer Period and it/he/she is not aware of any objection, adverse claim, dispute, or notice concerning its/his/her right to tender and transfer the Tendered Shares.

(v)         Upon the transfer of the Tendered Shares in accordance with the Tender Offer, the Bidder will obtain full and valid legal and beneficial title to and ownership of the Tendered Shares, free and clear from any warrants, interests, options, claims, objections, disputes, liens, or other encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such Tendered Shares, including but not limited to the right to vote and receive dividends thereon.

(vi)      The tender of any or all of the Common Shares by the tendering shareholder and/or the purchase or transfer thereof by the Bidder in accordance with the Tender Offer does not and will not constitute a breach or other default of the tendering shareholder’s constitutive documents (as applicable) or of any agreement or arrangement, law, order, or regulations applicable to the tendered Common Shares, the tendering shareholder, or to which any of the foregoing may be bound.

(vii)   The tendering shareholder has read, understood and has relied solely upon the provisions of the Tender Offer Report, any and all documents and materials provided by the Bidder in connection therewith or in relation thereto, and the terms and conditions of the Tender Offer as stated therein, and unconditionally accepts such terms and conditions. The tendering shareholder understands that no person has been authorized to give information or to make any representation with respect to the Tender Offer other than those specified and made in the Tender Offer Report.

7

EXHIBIT “B” to the Tender Offer Report

Application to Tender Common Shares of

FIRST GEN CORPORATION

APPLICATION TO TENDER SHARES OF FIRST GEN CORPORATION

This application must be prepared in triplicate and completed in all parts:

Copies to:

1.              Bidder

2.              Tender Offer Agent

3.              Applicant

Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Tender Offer Report.

This form (the Application) is made on the terms and conditions as set out in the Terms and Conditions of the Tender Offer attached as Annex A to the Tender Offer Report (SEC Form 19-1, including any and all of its annexes and schedules) which forms an integral part hereof. This Application is intended for shareholders of FIRST GEN CORPORATION (FGEN or the Company), who wish to tender their common shares in the capital stock of the Company (the Tendered Shares) to PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder).

DO NOT COMPLETE THIS APPLICATION IF YOU ARE NOT OFFERING YOUR COMMON SHARES FOR PURCHASE BY THE BIDDER.

The Bidder has also prepared the Tender Offer Report, which was filed with the Securities and Exchange Commission (SEC), the Philippine Stock Exchange (PSE) and the Company for the purpose of describing the Tender Offer in detail. Each shareholder is advised to read and understand the provisions of the Tender Offer Report and the terms and conditions stated therein and in this Application prior to making any decision. Inquiries and requests for assistance and copies of the Tender Offer Report may be directed to BDO Securities Corporation (the Tender Offer Agent), whose address and telephone number appear in the Terms and Conditions of the Tender Offer (Attachment 1 to this Application), which forms an integral part of this Application. This Application, together with the required attachments set forth below, must be duly accomplished and received by the Tender Offer Agent not later than 12:00 P.M. of September 29, 2021, unless otherwise extended by the Bidder with the prior approval of the SEC. The Bidder reserves the right to accept or reject this Application (in whole or in part). This Application, after being submitted, may be withdrawn in writing in accordance with the procedure set forth in the Terms and Conditions of the Tender Offer. The notice of withdrawal, to be effective, must be received by the Tender Offer Agent before 12:00 P.M. of September 29, 2021.

DO NOT PROCEED UNLESS YOU HAVE DECIDED TO TENDER YOUR SHARES TO THE BIDDER

REPRESENTATIONS AND WARRANTIES

By executing this Application, I/We (the Tendering Shareholder) represents and warrants in favor of the Bidder and the Tender Offer Agent that: (a) all information contained herein and in the attached documents are true and correct and that the signatures hereon are genuine, properly authorized and obtained without use of fraud, coercion or any other vice of consent; (b) the Tendering Shareholder has the requisite capacity to tender and transfer the Tender Offer Shares and all transaction contemplated thereby; (c) the Tendering Shareholder is the registered and absolute legal and beneficial owner of, with good and marketable titles to the Tendered Shares; (d) the Tendered Shares have been validly issued and fully paid, and are non-assessable; (e) the Tendering Shareholder has obtained all the required consents, approvals and authorizations to enable it/him/her to transfer the Tendered Shares to the Bidders before the expiration of the Tender Offer Period and that it/he/she is not aware of any objection, adverse claim, dispute, or notice concerning its/his/her right to tender and transfer the Tender Offer                Shares; (f) upon the transfer of the Tendered Shares in accordance with the Tender Offer, the Bidder will obtain full and valid legal and beneficial title to and ownership of the Tendered Shares, free and clear from any warrants, interests, options, claims, objections, disputes, liens, or other encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such Tendered Shares, including but not limited to the right to vote and receive dividends thereon; and (g) the tender of any or all of the Common Shares by a Tendering Shareholder and/or the purchase or transfer thereof by the Bidder in accordance with the Tender Offer does not and will not constitute a breach or other default of the Tendering Shareholder’s constitutive documents (as applicable) or of any agreement or arrangement, law, order, or regulations applicable to the tendered Common Shares, the Tendering Shareholder, or to which any of the foregoing may be bound.

The undersigned Tendering Shareholder further warrants that it/he/she has read and understood, and has relied solely upon the provisions of the Tender Offer Report, any and all documents and materials provided by the Bidder in connection therewith or in relation thereto, and the terms and conditions of the Tender Offer as stated therein, and unconditionally accepts such terms and conditions. The Tendering Shareholder understands that no person has been authorized to give information or to make any representation with respect to the Tender Offer other than those specified and made in the Tender Offer Report.

The undersigned Tendering Shareholder hereby expressly agrees and consents to the collection and processing of its/his/her personal information with respect to information relating to or in connection with the Tender Offer, and hereby agrees and consents to the disclosure of the same for purposes of meeting the requirements of the Tender Offer, any overseas or local regulators or tax authorities, or in compliance with rules of any exchange.

AUTHORIZATION

By virtue hereof, the Tendering Shareholder hereby authorizes the Tender Offer Agent to: (1) sell its/his/her Tendered Shares through the PSE; (2) to withhold and pay from the proceeds of such sale such taxes, broker’s commission and other reasonable expenses that may be chargeable to its/his/her account; (3) to process, collect, use, and/or store my personal information; (4) to disclose its/his/her personal information to the Bidder (or any person acting on its behalf), any overseas or local regulators or tax authorities or in compliance with the rules of any exchange; and (5) to do or cause to be done and all such acts and things necessary or appropriate to give full effect to and implement the foregoing.

Tendering Shareholder’s Full Name (in print)*	Tendering Shareholder’s Address (Building, Street Address, District, City and Country)

Tendering Shareholder’s Signature	Tel No.(s)	TIN/Passport	Nationality

* This Application shall be accomplished by the registered holder of the Tendered Shares or its/his/her duly authorized attorney-in-fact (for shareholders with stock certificates) or by the broker with whom the Tendered Shares are maintained (for shareholders without stock certificates).

APPLICATION TO TENDER

The undersigned registered shareholder of FIRST GEN CORPORATION (FGEN) or the undersigned Participating Broker handling FGEN Common Shares on behalf of the beneficial owner of such FGEN Common Shares and acting in accordance with and within the instructions of said beneficial owner, as the case may be (in either case, the Applicant), hereby applies to sell                                                  FGEN Common Shares (the Tendered Shares) for the price stated below and to be paid in the manner selected below.

If covered by stock certificates, please fill up and attach separate sheet if needed:

FGEN Stock Certificate No.(s)	No. of Tendered Shares Represented by Each Certificate*	No. of Tendered Shares	Price

The purchase price is ₱33.00for each share and will `be payable in cash (Philippine Pesos) subject to the Terms and Conditions of the Tender Offer.

Method of Payment:

☐                               Check

☐                               Bank Transfer*

* Tenderring Shareholders electing to receive their net proceeds via bank transfer must accomplish the Authority to Credit Bank Account Of Tendering Shareholders below.

TOTAL			₱

1

ACKNOWLEDGEMENT
Tender Offer Agent’s Certification	Acceptance
We received this Application, with all the required attachments below, at ___________ a.m./p.m. on ___________________.	This Application is hereby accepted for _________________ common shares of FGEN, subject to the terms and conditions set forth herein.
Tender Offer Agent’s Authorized Signatory	Bidder’s Authorized Signatory
AUTHORITY TO CREDIT BANK ACCOUNT OF TENDERING SHAREHOLDERS

By executing this Authority to Credit, I/We (the Tendering Shareholder) authorize the Tender Offer Agent to credit the Tendering Shareholder’s account maintained with the bank specified below for the net proceeds of the sale via direct deposit to the Tendering Shareholder’s account with  BDO Unibank, Inc. (“BDO”) (subject to the standard clearing period for check payments) or remittance to other banks for non-BDO account holders on October 13, 2021 subject to any extension of the Tender Offer Period with the prior approval of the SEC, and waive our right to pick up the check payment at the offices of the Tender Offer Agent.  Any bank charges, including any outward remittance charges that may apply in relation to the crediting of proceeds shall be for the account of the Bidder. Non-BDO account holders are subject to outward remittance charge (by BDO) and inward remittance charge (by Tendering Shareholder’s beneficiary bank).  Tendering Shareholders who are non-BDO account holders and opt for such settlement mode are advised to inquire with their respective banks regarding the amount of such inward remittance charges. The Tendering Shareholder hereby releases the Tender Offer Agent and Bidder of any liability with respect to this payment option which payment shall be deemed received by the Tendering Shareholder. The Tendering Shareholder also represents and warrants that the name appearing on the bank account matches the name of the Tendering Shareholder in the Application Form.

ANY VARIANCE IN THE ACCOUNT NAME/S GIVEN BELOW WITH THE NAME/S OF THE TENDERING SHAREHOLDER/S APPEARING IN THE RECORDS OF THE STOCK AND TRANSFER AGENT (E.G., A JOINT BANK ACCOUNT SELECTED TO BE CREDITED WITH THE NET PROCEEDS OF THE SALE FROM A SOLE INDIVIDUAL TENDERING SHAREHOLDER) WILL RESULT IN A REJECTION OF THE CREDITING OF THE NET PROCEEDS OF THE SALE TO THE SELECTED BANK ACCOUNT.  SUBSEQUENT CORRECTIVE MEASURES THAT MAY  BE UNDERTAKEN TO ENABLE THE TENDERING SHAREHOLDER TO RECEIVE THE NET PROCEEDS, SUCH AS, AMONG OTHERS, ISSUANCE OF A CHECK IN LIEU OF THE CREDIT TO THE BANK ACCOUNT, MAY RESULT IN ADDITIONAL PROCESSING CHARGES, WHICH SHALL BE FOR THE ACCOUNT OF THE TENDERING SHAREHOLDER.

Name and Signature of Tendering Shareholder
Bank/Branch:
Account Number:	Name:
Account Name:	Signature:

2

[Dorsal side of the Application]

REQUIRED ATTACHMENT TO THIS APPLICATION

A valid tender of the Common Shares shall be made by accomplishing and delivering this Application, which, along with the following attachments (applicable to scrip or certificated shareholders only), must be received by the Tender Offer Agent not later than 12:00 P.M. of September 29, 2021.

1.              Duly endorsed original stock certificates of FIRST GEN CORPORATION (in blank) issued in the name of the Tendering Shareholder and validated by the Stock Transfer Agent of the Company.

Tendering Shareholders whose shares are lodged with the Philippine Depository & Trust Corp. (PDTC) who wish to offer all or a portion of their Tender Offer Shares for sale to the Bidder should instruct their brokers (Participating Brokers) to accomplish and submit, on their behalf, the duly accomplished Application, together with all the requirements as stated herein, to the Tender Offer Agent at its address as stated herein, and instruct their Participating Broker to electronically transfer their Common Shares to the Tender Offer Agent for receipt by the Tender Offer Agent prior to 12:00 P.M. of September 29, 2021. The Participating Broker is required to comply with the Instructions to Brokers attached to this Application as Attachment 6 hereof.

Delivery of each required document in relation to the Tender Offer to the Tender Offer Agent shall be deemed made only upon actual receipt thereof by the Tender Offer Agent. The Bidder reserves the right to require presentation or submission of any additional documents for the purpose of, among others, enabling the Bidder to determine from any Tendering Shareholder (or any person acting on its behalf, including any Participating Broker) the validity, eligibility, and acceptability of any Common Shares in the Company tendered pursuant to the Tender Offer.

For individual shareholders:

(i)                                     Photocopies of two (2) valid identification cards containing the Applicant’s photograph and specimen signature (i.e., driver’s license, tax identification card, Social Security System/Government Service Insurance System identification card, or passport).

(ii)                                  Two (2) duly accomplished specimen signature cards containing the specimen signature of the Applicant and verified by the Applicant’s broker or by an officer of the bank at which the Applicant maintains an account (the signature card must specify the name of the broker and the broker’s signatory or the name of the bank and the bank’s signatory, as the case may be). A copy of at least one valid ID of the bank’s signatory is also required.

(iii)                               For shareholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney (in substantially the form attached to this Application). For married individuals who are Philippine citizens, their respective spouses must sign the space provided in the Irrevocable Power of Attorney to indicate the marital consent to the sale of their FGEN common shares.

For corporate shareholders:

(i)                                     Notarized Board Resolution (in substantially the form of the Secretary’s Certificate attached to this Application) authorizing the sale of its FGEN common shares, designating signatories for the purpose and indicating the specimen signatures of those signatories.

(ii)                                  Copy of the SEC Registration or equivalent constitutive document certified as a true copy of the original by the Corporate Secretary or equivalent person having official custody of company records.

(iii)                               Copies of the latest Articles of Incorporation or By-laws of the Applicant or equivalent constitutive documents certified as true copies of the original by the Corporate Secretary or equivalent person having official custody of company records.

3

(iv)                              Two (2) duly accomplished specimen signature cards containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Corporate Secretary or equivalent person having official custody of company records.

(v)                                 Copy of the latest General Information Sheet (GIS) filed with the SEC and certified as a true copy of the original by the Corporate Secretary or equivalent persons having official custody of company records.

For Partnership:

(i)                                     Copy of SEC Registration or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(ii)                                  Copy of the latest Articles of Partnership of the Applicant or equivalent constitutive document certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

(iii)                               Notarized Partnership Resolution (in substantially the form of the Partners’ Certificate attached to this Application) authorizing the sale of the Partnership’s FGEN common shares, designating signatories for the purpose and indicating the specimen signature of the signatories.

(iv)                              two (2) Duly accomplished signature cards containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Partnership Secretary or equivalent person having official custody of the partnership records.

For those with lost stock certificates:

(i)                                     One (1) original of a duly notarized affidavit of loss (in substantially the form of the Affidavit of Loss attached to this Application).

(ii)                                  Copy of the affidavit of loss as published in a newspaper of general circulation.

(iii)                               One (1) original of the Affidavit of Publication executed by the relevant publishing entity attesting that the affidavit of loss and the details required under Section 73 of the Corporation Code of the Philippines have been published in a newspaper of general circulation in the place where FGEN has its principal office once a week for at least three consecutive weeks.

(iv)                              Applicable surety bond in an amount of twice the closing price per share of the FGEN shares as of the date of execution of the affidavit of loss, multiplied by the number of shares covered by each lost stock certificate, which bond shall run for a period of one year.

OTHER INFORMATION

Without prejudice to the right of the Bidder (subject to prior approval by the SEC) to extend the Tender Offer Period, should any of the business days during the period from September 1, 2021, the commencement of the Tender Offer Period, and October 8, 2021, inclusive, be officially declared as non-working holidays after the filing of the Tender Offer Report, the period shall be extended by the number of business days corresponding to those which were declared as non-working holidays. For purposes hereof, a “business day” shall mean any day other than a Saturday, Sunday, or holiday on which banks are required to be open for business in Makati City, Philippines.

This Application, together with all other required and applicable attachments as specified above (in form and substance as prescribed herein), must be received by BDO Securities Corporation (the “Tender Offer Agent”) not later than 12:00 P.M. of September 29, 2021 at the 33rd Floor BDO Towers Valero, 8741 Paseo de Roxas,  Makati City, Philippines (Contact Persons: Janet Amora, Tel. No. +632 8840 700; Ryan Penalber, Tel. No. +632 8840.7000 loc 25086; Aldrin Abaya, Tel. No. +632 8840.7000 loc 25082; BDO Securities Customer Support, Tel. No. +632 8702 7878, e-mail: bdosec-customercare@bdo.com.ph). Applications received after the end of the Tender Offer Period shall be rejected unless the Tender Offer Period is extended by the Bidder, upon prior approval by the SEC.  Applications that are not properly completed, or lack any of the required attachments will also be rejected.  If the Tender Offer Agent is unable to verify the signature on the Application or the endorsement of the relevant stock certificates, the Tender Offer Agent will also reject the Application.

Tendering Shareholders who hold stock certificates should submit within the Tender Offer Period their duly endorsed stock certificates and this duly accomplished Application together with abovementioned requirements to the Tender Offer Agent not later than 12:00 P.M. of September 29, 2021 at the 33rd Floor BDO Towers Valero, 8741 Paseo de Roxas,  Makati City, Philippines (Contact Persons: Janet Amora, Tel. No. +632 8840 700; Ryan Penalber, Tel. No. +632 8840.7000 loc 25086; Aldrin Abaya, Tel. No. +632 8840.7000 loc 25082; BDO Securities Customer Support, Tel. No. +632 8702 7878, e-mail: bdosec-customercare@bdo.com.ph).

Scripless Shareholders should likewise submit within the Tender Offer Period this duly accomplished Application and should cause and instruct their brokers to electronically transfer their Tender Offer Shares to the Tender Offer Agent for receipt by the Tender Offer Agent prior to 12:00 P.M. of September 29, 2021.

4

The shares tendered may be withdrawn by the relevant Tendering Shareholder any time during the Tender Offer Period, but only up to 12:00 P.M. of September 29, 2021, by submitting a written request for the withdrawal of the relevant Tendered Shares to the Tender Offer Agent, together with a copy of the Tendering Shareholder’s Copy of the Application issued by the Tender Offer Agent. For a withdrawal to be effective the written notice of withdrawal must be timely received by the Tender Offer Agent at the address set forth herein and must be delivered in accordance with the procedure and conditions set forth in the Tender Offer Report.

All the Tendered Shares shall be purchased by the Bidder (subject to prior approval by the PSE) by way of block sale through the facilities of the PSE or on around October 8, 2021 (the Cross Date), unless the Tender Offer Period is extended with the prior approval of the SEC. In this case, the block sale for the Tender Offer Shares (subject to approval of the PSE) will be on or before the 9th PSE trading day after the end of the extended Tender Offer Period.

The Settlement Date for the net proceeds of the sale of the tendered FGEN shares shall be made within three (3) business days from the lapse of the Cross Date (the Settlement Date), subject to any extension of the Tender Offer Period with the prior approval of the SEC. Payments for the Tender Offer Shares that have been accepted and purchased by the Bidder shall be made available by the Tender Offer Agent to: (i) each selling broker which delivered the scripless shares of its tendering clients, the Scripless Shareholders; or (ii) the Tendering Shareholders that have delivered certificated shares directly to the Tender Offer Agent. Unless the Tendering Shareholder opts to execute an Authority to Credit the net proceeds of the sale, checks shall be available for pick-up at the Tender Offer Agent’s office beginning the Settlement Date up to thirty (30) days thereafter at the following address:

BDO SECURITIES CORPORATION

Contact Person:	Janet Amora
Tel. No.	+632 8840 7000
Address:	33rd Floor BDO Towers Valero, 8741 Paseo de Roxas Avenue, Makati City, Philippines

Any payment not collected from the Tender Offer Agent within thirty (30) calendar days from the abovementioned date shall be dispatched, via registered mail, to the last recorded address of the Tendering Shareholder at the Tendering Shareholder’s risk.

For inquiries on the Tender Offer, please contact any of the following personnel of BDO Securities Corporation:

Name	Telephone No.	E-mail Address
Ryan Penalber	+632 8840.7000 loc 25086	bdosec-customercare@bdo.com.ph
Aldrin Abaya	+632 8840.7000 loc 25082	bdosec-customercare@bdo.com.ph
BDO Securities Customer Support	+632 8702 7878	bdosec-customercare@bdo.com.ph

For inquiries about the number of Common Shares of a shareholder in FGEN, please contact BDO Unibank, Inc. — Trust and Investments Group, the Company’s Stock Transfer Agent, at the 15/F South Tower, BDO Corporate Center, 7899 Makati Ave., Makati City 0726, Telephone No. +632 8878 4053, +632 8878 4740, +632 8878 4052, +632 8878 4963 E-mail: bdo-stock-transfer@bdo.com.ph.

5

Attachment 1 to the Application to Tender Shares:

Terms and Conditions of the Tender Offer

TERMS AND CONDITIONS OF THE TENDER OFFER

1	Bidder	PHILIPPINES CLEAN ENERGY HOLDING INC. (the “Bidder”)

The Bidder, Philippines Clean Energy Holding Inc., was incorporated under the laws of the Philippines and maintains its registered office address and principal place of business at 20/F Regus Zuellig Building, Makati Ave. corner Paseo de Roxas Street, City of Makati, Fourth District, National Capital Region (NCR) 1225. The Bidder was incorporated primarily as a holding company, and for the primary purpose of investing in, purchasing or otherwise acquiring and owning personal property including shares of stock and other securities.

As of June 30, 2021, the Bidder has an authorized capital stock of ₱10,000,000.00 divided into 100 common shares with a par value of ₱1.00 per share and 9,999,900 voting preferred shares with a par value of ₱1.00 per share. Valorous Asia Holdings II Pte. Ltd. owns 9,999,900 preferred shares and 95 common shares.

2	Subject Company	First Gen Corporation (the “Company”), a corporation duly organized under the laws of the Philippines with principal office at 6F Rockwell Business Center, Tower 3, Ortigas Avenue, Pasig City, 1604.

3	Tender Offer

Subject to the terms and conditions of the Tender Offer as set forth herein, including those specifically listed in Section 14 of this Exhibit A to the Tender Offer Report, the Bidder is conducting a tender offer (the “Tender Offer”) for and offering to acquire the Tender Offer Shares (as defined below) at the Tender Offer Price (as defined below).

Copies of the Tender Offer Report (SEC Form 19-1, including any and all of its annexes, exhibits, and schedules) are available from the Tender Agent and should be available at https://edge.pse.com.ph/companyDisclosures/form.do?cmpy_id=600, that provides access to disclosures of the Company. Any shareholder who wishes to secure a copy of the Tender Offer Report may likewise do so at the office of the Tender Agent.

The Tender Offer Report and each of the Tender Offer Materials is available online at a website prepared by the Bidder to facilitate access to information in relation to this Tender Offer. That website’s address is: https://PCEH.tenderannouncement.com and will be available during the Tender Offer Period.

4	Tender Offer Shares

The Bidder is making this Tender Offer to acquire by way of secondary sale from existing shareholders, a minimum of 107,897,265 issued and outstanding Common Shares representing approximately 3.00% and up to 205,000,000 issued and outstanding Common Shares representing a maximum of approximately 5.70% of the total issued and outstanding Common Shares (the “Tender Offer Shares”) which, at the end of the Tender Offer Period (as defined below) will have been:

A. validly tendered (which means offered to the Bidder) by the holders of the Common Shares;

B. eligible for or otherwise capable of being purchased by the Bidder;

C. verified by the Tender Agent for acceptance by the Bidder; and

D. accepted for purchase by the Bidder under the terms and conditions of the Tender Offer.

5	Tender Offer Price

The Tender Offer is being made at the price of ₱33.00 (the “Tender Offer Price”), per issued and outstanding Common Share, which is payable to shareholders in cash, by check, or by bank transfer as hereafter provided.

If after the announcement of the Tender Offer, FGEN should declare a cash dividend in respect of the Common Shares, where the ex-dividend date (being the PSE trading day following the last PSE trading day on which a person may purchase the Common Shares on the PSE to be entitled to receive such dividend or “Ex-Date”) occurs on or prior to the Cross Date (as defined below), the Tender Offer Price will be reduced by the exact amount as the declared cash dividend. If the Ex-Date occurs after the Cross Date, there will be no adjustment to the Tender Offer Price. In addition, the Tender Offer Price will be proportionally adjusted to reflect any action taken by FGEN prior to the Cross Date, to approve, announce or effect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of issued and outstanding Common Shares.

The Tender Offer Price does not include charges sellers customarily incur on a sale on the facilities of the PSE (including the selling broker’s commissions and taxes thereon). All costs (including broker’s commission and taxes thereon) for selling the Tendered Shares (as defined below) to the Bidder shall be for a tendering shareholder’s account. After deducting customary selling costs described below, the net Tender Offer Price will be paid to the Tendering Shareholder as provided below. The Bidder may offer an incentive fee to PSE trading participants (the selling broker) to be determined based on the volume of Tender Offer Shares tendered through such selling broker. Any such incentive fee will be settled directly by BDO Securities/the Paying Agent (as defined below) on behalf of the Bidder to the relevant selling broker after the Cross Date. Any such fee will not be charged to Tendering Shareholders and will not reduce the net proceeds (after deduction of customary selling charges described below) of the Tendered Shares to be received from the Bidder. The customary selling charges, per Tendering Shareholder, are based on the total transaction value, including the selling broker’s commissions and taxes thereon. In addition to the cost of the selling broker’s commissions/taxes the selling costs for the account of the Tendering Shareholder, include:

		Costs		% of value of transaction
		-	Stock Transaction Tax	0.600%
		-	Securities Clearing Corporation of the Philippines Fee	0.010%
		-	Securities Investors Protection Fund	0.001%
		-	SEC Fees	0.005%
		-	PSE Fees	0.005%

In the event that a tendering shareholder elects to receive the net proceeds via bank transfer, outgoing and incoming remittance charges may be imposed by the relevant banks. The Bidder shall not cover any costs of bank charges for remittance of the proceeds of tendered shares, apart from the outgoing charges imposed by BDO Unibank, Inc.

6	Entitlement

Subject to Scale Back (as described below), shareholders of the Company owning outstanding Common Shares shall be entitled to tender such Common Shares during the Tender Offer Period (the “Tendered Shares”).

7	Tender Offer Period

The Tender Offer will start at 9:00 am on September 1, 2021 and end at 12:00 pm of September 29, 2021 (the “Tender Offer Period”), during which any tendering shareholder of the Company may offer all or a portion of their outstanding Common Shares in the Company for acceptance by and sale to the Bidder in accordance with, and subject to the terms and conditions of, the Tender Offer.

Without prejudice to the right of the Bidder (subject to prior approval by the SEC) to extend the Tender Offer Period, should any of the business days during the period from September 1, 2021, the commencement of the Tender Offer Period and October 8, 2021], the date for the cross trade of accepted Common Shares tendered to the Bidder (described below), inclusive, be officially declared a non-business day after the filing of the Tender Offer Report, the period shall be extended (without need of approval or notice) by the number of business days corresponding to those which were declared as non-working holidays. A “business day” means any day other than a Saturday, Sunday, or holiday on which banks are required to be open for business in Makati City, Philippines.

Notwithstanding the foregoing, the Bidder reserves the right to extend the Tender Offer Period, subject to prior approval of the SEC.

8	Cross Date

The Tendered Shares accepted for purchase by the Bidder in accordance with the Tender Offer Conditions (and subject to the Scale Back provisions in Condition 15) are intended to be sold to and purchased by the Bidder by way of block sale through the facilities of the Philippine Stock Exchange, Inc. (the “PSE”) (which requires the approval of the PSE to be applied for by BDO Securities Corporation, acting as the Crossing Broker) on or about October 8, 2021 (as may be extended as described in the next sentence, the “Cross Date”). In the event the Tender Offer Period is extended with the prior approval of the SEC, the block sale for the Tender Offer Shares is expected to occur (and hence the Cross Date will be) on or before the ninth (9th) PSE trading day following the end of the Tender Offer Period, as extended.

9	Tender Agent and Paying Agent	BDO Securities Corporation
		Contact Person:	Janet Amora

		Telephone:	+632 8840 7000

		Address:	33rd Floor BDO Towers Valero,

8741 Paseo de Roxas,

Makati City, Philippines

For inquiries on the Tender Offer, please contact any of the following personnel of BDO Securities Corporation:

		Name	Telephone No.	E-mail Address
		Ryan Penalber	+632 8840.7000 loc 25086	bdosec-customercare@bdo.com.ph
		Aldrin Abaya	+632 8840.7000 loc 25082	bdosec-customercare@bdo.com.ph
		BDO Securities Customer Support	+632 8702 7878	bdosec-customercare@bdo.com.ph

10	Company’s Stock Transfer Agent	BDO Unibank, Inc.-Trust and Investments Group

		Address:	15th Floor, South Tower, BDO Corporate Center 7899 Makati Avenue, Makati City

		Tel No.:	+632 8878 4053, +632 8878 4740, +632 8788 4052, +632 8878 4963

		Fax No.:	+632 8878 4056

		Contact Persons:	Mr. Oliver Galvez

		Email:	bdo-stock-transfer@bdo.com.ph

11	Tender Offer Process	For Certificated or Scrip Shareholders

Tendering shareholders who hold stock certificates and who wish to offer all or a portion of their outstanding Common Shares for acceptance and sale to the Bidder should, within the Tender Offer Period: (i) present their original stock certificates to the Stock Transfer Agent at its office as stated herein for authentication by the Stock Transfer Agent, and (ii) upon due authentication by the Stock Transfer Agent, submit their original stock certificates duly endorsed in blank and the duly accomplished Application to Tender Shares (the Application), together with all the requirements stated therein, to the Tender Agent at its address as stated herein.

For Non-Certificated or Scripless Shareholders

Tendering shareholders whose shares are lodged with the Philippine Depository & Trust Corp. (“PDTC”) and who wish to offer all or a portion of their outstanding Common Shares for acceptance and sale to the Bidder should instruct their brokers (“Participating Brokers”) to accomplish and submit, on their behalf, the duly accomplished Application, together with all the requirements stated therein, to the Tender Agent at its address as stated above and instruct their Participating Broker to electronically transfer their shares to the Tender Agent for receipt by the Tender Agent prior to 12:00 pm of September 29, 2021.

A Participating Broker is required to comply with the Instructions to Brokers attached to the Application as Attachment 6 thereof. The terms of the Application and the Instructions to Brokers shall form integral parts of the Tender Offer Conditions.

Delivery of each required document in relation to the Tender Offer to the Tender Agent shall be deemed made only upon actual receipt thereof by the Tender Agent. The Bidder or the Tender Agent reserves the right to require presentation or submission of any additional documents for the purpose of, among others, enabling the Bidder or the Tender Agent to determine from any tendering shareholder (or any person acting on its behalf, including any Participating Broker) the validity, eligibility, and acceptability of any Common Shares in the Company tendered pursuant to the Tender Offer.

12	Closing Date	12:00 pm of September 29, 2021

The Bidder reserves the right to extend the Tender Offer Period with the prior approval of the SEC and notice to the PSE.

13	Conditions

The obligation of the Bidder to accept for payment or pay for any outstanding Common Shares validly tendered and not validly withdrawn pursuant to the Tender Offer will be subject only to the satisfaction or waiver (to the extent permitted by applicable Law and in the Bidder’s sole discretion) of the Tender Offer Conditions stated herein. During the Tender Offer Period and through to (and including) the Cross Date:

(i)             The tendering shareholder shall have delivered a duly and fully completed Application, all the required approvals and authorizations to enable such tendering shareholder to transfer the Tendered Shares to the Bidder free of any claims or encumbrances on the Cross Date; and such shareholder not being aware of any objection, adverse claim, dispute, or notice concerning such shareholder’s right to tender and transfer the Tender Offer Shares.

(ii) All representations and warranties of the tendering shareholder being true and accurate.

(iii)       In the sole determination of the Bidder, no material adverse change in or affecting the business, operations, property, condition (financial or otherwise), or prospects of the Company shall have occurred.

(iv)      In the sole determination of the Bidder, no material adverse change having occurred affecting the financial, credit, foreign exchange or securities markets in the Philippines including but not limited to those due to any outbreak or escalation of war or any natural disaster, outbreak of disease (including COVID 19) or government measures triggered by such outbreak in the Philippines.

(v)         The business of the Company being continually conducted in the ordinary course, compliance by the Company with all applicable laws, and maintenance by the Company in effect of all material government permits under which it or any of its material subsidiaries currently operate.

(vi)      Valid tender of at least the minimum number of Common Shares, verified by the Tender Agent as eligible for or otherwise capable of being purchased by the Bidder in accordance and under the terms and conditions of the Tender Offer.

The Bidder has the right to withdraw the Tender Offer at the end of the Tender Offer Period or at any time prior to the Settlement Date if any of the foregoing conditions is not met to its satisfaction, provided that written notice of withdrawal of the Tender Offer shall be sent to the shareholders of the Company on or before Settlement Date (as defined below).

14	Acceptance

At any time before the Cross Date, the Bidder, at its sole discretion, has the right to reject any specific Application if such Application (i) does not tender issued and outstanding Common Shares; (ii) is not completed in full; (iii) lacks any of the required attachments or (iv) is not validated for acceptance by the Tender Agent.

The Tender Agent will accept an Application on behalf of the Bidder on the condition that the tendering shareholder has been certified by the Stock Transfer Agent as a common shareholder of the Company at any time during the Tender Offer Period and that the signature/endorsement on the stock certificate(s) submitted matches the signature on file with the Stock Transfer Agent, if such is available. If a tendering shareholder does not have any signature card on file, or the signatures on the certificates and on the Application differ from the signature on file with the Stock Transfer Agent, the Stock Transfer Agent shall certify the same to the Bidder. The Bidder shall exercise its sole and reasonable discretion to accept or reject the Application. The Tender Agent shall rely on the signature affixed on the Application and on the validated endorsement of the relevant stock certificates. Neither the Bidder nor the Tender Agent shall be required (nor are they expected) to make further inquiries into the authenticity of the signature. A tendering shareholder shall hold the Bidder, the Tender Agent, the Buyer Agent, their respective officers, directors, agents, or advisers free and harmless from any and all damages that may arise or result in the Bidder’s/Tender Agent’s acceptance of the Application.

Applications received after the end of the Tender Offer Period shall be rejected, unless the Tender Offer Period is extended by the Bidder, upon prior approval of the SEC.

Tendering shareholders whose Applications have been rejected, in whole or in part, shall be notified of such fact by the Tender Agent on or before the Settlement Date.

15	Pro-Rata Scale Back

Pursuant to Rule 19.9.5 of the implementing rules and regulations of the Securities Regulation Code, in the event that the Tendered Shares (following acceptance by the Bidder of the Applications from tendering shareholders) exceed 205,000,000 outstanding Common Shares representing the maximum outstanding Common Shares sought by the Bidder, all Tendered Shares shall be scaled back on a pro rata basis and rounded down to the nearest share. Provided that, the Bidder may (at its sole discretion) accept, purchase acquire all the Tendered Shares provided that, in the Bidder’s determination, such acquisition would not breach or would be reasonably likely to cause a breach of any legal or regulatory restrictions applicable to the Bidder or the Company.

Tendering shareholders whose Tendered Shares have been scaled back or otherwise adjusted shall be notified of such fact by the Tender Agent on or before the Settlement Date and Tendered Shares that are not accepted and acquired by the Bidder due to such scale back shall be returned by the Tender Agent to the relevant Shareholder. The PDTC transfer and upliftment fees incurred arising from the return of Tendered Shares occurring due to a scaled-back as described here, shall be for the account of the Bidder.

16	Settlement Date

The consideration shall be payable within three (3) business days from the Cross Date (the “Settlement Date”). Should the Settlement Date fall on a day other than a business day, the payment of the relevant consideration shall be made on the next business day. On Settlement Date, the Tender Offer Agent shall make the bank transfer or check in the amount of the total Tender Offer Price in the name of either: (i) each selling broker which delivered the scripless shares of its tendering clients (scripless shareholders), or (ii) the tendering shareholders that have delivered certificated shares directly to the Tender Agent.

A Tendering Shareholder may opt to be paid his/her net proceeds from the Tender Offer via direct credit to his/her nominated BDO account (subject to standard clearing period for check payments) or remittance to his/her nominated account with other banks on Settlement Date (subject to any extension of the Tender Offer Period with the prior approval of the SEC) by executing an Authority to Credit contained in the Application Form. Otherwise, all payments of net proceeds shall be made and received by check made payable to the name of the tendering shareholder. Checks shall be available for pick-up at the Tender Agent’s office beginning Settlement Date up to thirty (30) days thereafter. Checks not claimed shall be mailed or delivered to the shareholders, at their own risk, to the registered address indicated in the Application Form.

When collecting a check payment, the tendering shareholders shall present the Shareholder’s Copy of the Application as well as a proper identification document (e.g., driver’s license, passport or company I.D. with photograph and signature). Duly authorized representatives of tendering shareholders shall be required to present either a duly notarized secretary’s certificate for corporate shareholders or a duly notarized special power of attorney for individual shareholders.

17	Withdrawal

Any or all of the Tendered Shares may be withdrawn by the relevant tendering shareholder any time during the Tender Offer Period, but only up to 12:00 pm of September 29, 2021, or of the date of expiration of the Tender Offer Period if the Tender Offer is extended by the Bidder with prior approval of the SEC, by submitting a written request for the withdrawal of the relevant Tendered Shares to the Tender Agent, together with a copy of the Shareholder’s Copy of the Application issued by the Tender Agent. For a withdrawal to be effective, the written notice of withdrawal must be timely received by the Tender Agent at the address(es) set forth herein.

The written request for the withdrawal of any Tendered Shares must specify:

(i) the name of the tendering shareholder and (ii) the number of Tendered Shares to be withdrawn. If the stock certificates evidencing the Tendered Shares have been delivered to the Tender Agent, the serial number of such certificates must likewise be indicated in the written request for Tendered Shares. The Bidder has the right, in its sole discretion, to determine the validity of the written request.

Any Tendered Shares that are withdrawn in accordance herewith shall be returned by the Tender Agent in the same form they were received to the PDTC Participant (if previously lodged with the PDTC Participant) or to the tendering shareholder (if previously certificated), as the case may be, within twenty (20) business days from the end of the Tender Offer Period. The cost of returning the Tender Offer Shares shall be borne by the shareholder making the withdrawal.

18	Representations and Warranties of the Tendering Shareholder	By accepting the Tender Offer and tendering the Common Shares pursuant thereto, each tendering shareholder is deemed to have represented and warranted to the Bidder as follows:

(i)             All information contained in the Application and its attachments are true and correct and that the signatures thereon are genuine, properly authorized and obtained without use of fraud, coercion or any other vice of consent.

(ii)          The tendering shareholder has read and understood these Terms and Conditions as well as the Tender Offer Statement and other materials made available by the Bidder, has the full requisite legal capacity and/or consent to tender the Common Shares owned and accepts these Terms and Conditions in connection with the transfer the Tendered Shares and all transactions contemplated thereby.

(iii)       The tendering shareholder is the registered and absolute legal and beneficial owner of, with good and marketable title to the Tendered Shares. The Tendered Shares are listed on the PSE and are fully tradeable, validly issued, outstanding, fully paid and non-assessable.

(iv)      The tendering shareholder has obtained all the required consents, approvals and authorizations to enable it/him/her to transfer the Tendered Shares to the Bidder before the expiration of the Tender Offer Period and it/he/she is not aware of any objection, adverse claim, dispute, or notice concerning its/his/her right to tender and transfer the Tendered Shares.

(v)         Upon the transfer of the Tendered Shares in accordance with the Tender Offer, the Bidder will obtain full and valid legal and beneficial title to and ownership of the Tendered Shares, free and clear from any warrants, interests, options, claims, objections, disputes, liens, or other encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of such Tendered Shares, including but not limited to the right to vote and receive dividends thereon.

(vi)      The tender of any or all of the Common Shares by the tendering shareholder and/or the purchase or transfer thereof by the Bidder in accordance with the Tender Offer does not and will not constitute a breach or other default of the tendering shareholder’s constitutive documents (as applicable) or of any agreement or arrangement, law, order, or regulations applicable to the tendered Common Shares, the tendering shareholder, or to which any of the foregoing may be bound.

(vii)   The tendering shareholder has read, understood and has relied solely upon the provisions of the Tender Offer Report, any and all documents and materials provided by the Bidder in connection therewith or in relation thereto, and the terms and conditions of the Tender Offer as stated therein, and unconditionally accepts such terms and conditions. The tendering shareholder understands that no person has been authorized to give information or to make any representation with respect to the Tender Offer other than those specified and made in the Tender Offer Report.

Attachment 2 to the Application to Tender Shares:

Form of Irrevocable Power of Attorney

REPUBLIC OF THE PHILIPPINES	)
) S.S.

IRREVOCABLE SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, ___________________________ (the Seller), holds ____________________ common shares (with a par value of ₱1.00 per share) of FIRST GEN CORPORATION (FGEN or the Company);

WHEREAS, PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder) has filed a Tender Offer Report with the Securities and Exchange Commission (SEC), declaring its intention to acquire, through a public and voluntary tender offer in accordance with and subject to the terms and conditions of the Tender Offer as stated in the Tender Offer Report, up to 205,000,000 Common Shares held collectively by all shareholders of the Company (the Tender Offer Shares);

WHEREAS, for valuable consideration, the Seller hereby irrevocably names, constitutes, and appoints _____________________ (the Attorney-In-Fact) as its/his/her attorney-in-fact, with full power and authority to:

(a)         tender all common shares of stock in FGEN owned by the Seller to the Bidder in response to the Tender Offer and in accordance with and subject to the terms thereof, and to sign, execute, and deliver, for and on behalf of the Seller, the shares of stock in FGEN owned by the Seller as contemplated by the Tender Offer;

(b)         give any notice, request, consent, or waiver of any right, or receive any notice or communication, or act on any request, as may be required of or permitted to be made by common shareholders of FGEN under the Tender Offer and any other documents contemplated thereby;

(c)          receive or deliver any money or funds due to the common shareholders of FGEN under the Tender Offer and any other document contemplated thereby, and issue a receipt for any money so received or delivered; and,

(d)         do any and all things necessary or appropriate to give full effect to and implement the foregoing.

HEREBY GIVING AND GRANTING unto my Attorney-in-Fact full power and authority to do or perform all and every act necessary to carry into effect the foregoing, as fully to all intents and purposes as the Seller might or could lawfully do, with full power of substitution and revocation, and HEREBY RATIFYING AND CONFIRMING all that my Attorney-in-Fact shall lawfully do or cause to be done under and by virtue of these presents as well as those already done heretofore.

IN WITNESS WHEREOF, the Seller has executed this Special Power of Attorney this ______________ at _______________________.

SELLER

With my marital consent:

Name of Spouse (if applicable)

Conforme:

_______________

Attorney-in-Fact

BEFORE ME, a Notary Public for and in ____________ on this _________________ personally appeared ________________, with ___________________ Number __________________ issued at _______________ on ____________, known to me to be the same person who executed the foregoing Special Power of Attorney and who acknowledged to me that the same is his/her free will and voluntary act and deed.

WITNESS MY HAND AND NOTARIAL SEAL on the date and place first above written.

Doc. No.  ___;

Page No.  ___;

Book No. ___;

Series of 2021.

Attachment 3 to the Application to Tender Shares:

Form of Secretary’s Certificate

REPUBLIC OF THE PHILIPPINES	)
) S.S.

SECRETARY’S CERTIFICATE

I, ________________________, of legal age, [nationality], and with business address at ______________________, after having been duly sworn in accordance with law, hereby depose and state that:

1.              I am the duly elected and qualified Corporate Secretary of ___________________________ (the Corporation), a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office at_________________________;

2.              As such Corporate Secretary, I have in my custody the books and records and other papers of the Corporation, including but not limited to the minutes of the meetings of the Board of Directors and of the stockholders of the Corporation;

3.              In the [special] meeting of the Board of Directors of the Corporation held on __________________ at _____________, where a quorum was present, the Board approved the participation of the Corporation in the Tender Offer by PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder) for the common shares of First Gen Corporation (FGEN or the Company), to wit:

“RESOLVED, that the Board of Directors of _____________ (the Corporation) hereby authorizes the participation by the Corporation in the Tender Offer of shares of stock of FIRST GEN CORPORATION (FGEN), offered by the Bidder pursuant to the Terms and Conditions of the Tender Offer and, for this purpose, the Corporation is hereby authorized to tender for acceptance and purchase by the Bidder __________ (____) common shares in FEGN, at the Tender Offer Price (as defined in the Tender Offer Report dated August 27, 2021), in accordance with and subject to the terms and conditions of the Tender Offer as stated therein;

“RESOLVED, further, that, for purposes of the Corporation’s participation in said Tender Offer, the following officer/s of the Corporation, acting singly, have been constituted to be its duly authorized agents, whose respective signatures shall bind the Corporation, to wit:

(a)         _____________________________

(b)         _____________________________

(c)          _____________________________

4.              The specimen signatures of the foregoing signatories of the Corporation are as follows:

Name                                                                                                                                                                                                               Specimen Signature

________________________                                                                        ________________________

________________________                                                                        ________________________

________________________                                                                        ________________________

5.              The above-quoted Board resolutions are in full force and effect and have not been amended, suspended, revoked nor in any manner superseded as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand on this _____________ in __________, Philippines.

Corporate Secretary

SUBSCRIBED AND SWORN TO before me this ________________ at _________________ affiant exhibited to me his/her __________________ Number ___________ issued at ______________ on ______________.

Doc. No.  ___;

Page No.  ___;

Book No. ___;

Series of 2021.

Attachment 4 to the Application to Tender Shares:

Form of Affidavit of Loss

REPUBLIC OF THE PHILIPPINES	)
) S.S.

AFFIDAVIT OF LOSS

I, _____________________, of legal age, [nationality], [civil status], and a resident of ________________________, after having been duly sworn in accordance with law, do hereby depose and state:

That I am a stockholder of FIRST GEN CORPORATION (FGEN or the Company), owning _______________ common shares registered under the name ______________________, represented by the following Certificates of Stock:

Certificate No.	Number of Shares

That the above-mentioned certificates of stock were discovered missing and have not been found or located despite diligent search;

That the above-mentioned certificates of stock have not been sold, pledged, mortgaged, nor in any way encumbered by me, and that they are free from any lien or encumbrances;

That this affidavit has been executed for the purpose of securing new certificate/s in replacement of the certificates of stock mentioned above and to request the Company to take the necessary steps to prevent the negotiation or transfer of said lost certificate/s.

IN WITNESS WHEREOF, I have hereunto set my hand on this _____________ at __________, Philippines.

Affiant

SUBSCRIBED AND SWORN TO before me this ________________ at _________________ affiant exhibited to me his/her __________________ Number ___________ issued at ______________ on ________________.

Doc. No.  ___;

Page No.  ___;

Book No. ___;

Series of 2021.

Attachment 5 to the Application to Tender Shares:

Transfer of Shares from Deceased Stockholders to His/Her Heirs

Documents to be submitted:

•                  Original certificate(s) of the deceased stockholder’ shares of stock

•                  Certified true copy of the Death Certificate

•                  Certification from the Commissioner of Internal Revenue attesting to the payment (or exemption from payment) of the estate tax, as required by the Philippine National Internal Revenue Code. If the shareholder is a non-resident, certification from the proper office of the Philippine Embassy or Consulate that the estate taxes due the Philippine Government under Title III, Section 78 of the Philippine National Internal Revenue Code have been paid; if the estate is tax-exempt, certification to this effect should be secured from the Philippine Consulate Office

•                  A two-year Heir’s Bond issued by a duly accredited bonding company in an amount equivalent to the total estimated market value of the shares left by the deceased and the expected dividends thereon for the two-year period. Otherwise, the new stock certificate in the name of the heirs shall be released after a period of two years from the date of the last date of publication of the extrajudicial partition, pursuant to Section 4, Rule 74 of the Rules of Court of the Philippines

The transfer of a deceased stockholder’s shares to his/her heir(s) may be done in two ways, to wit:

1.              Judicially (through court proceedings); or

2.              Extra-judicially (out-of-court settlement of estate).

Additional Documents:

1.              If the estate of the deceased stockholder is settled judicially, whether testate or intestate, the heirs have to submit the following:

•                  Certified true copy of the Death Certificate

•                  Original certificate(s) of the deceased stockholder’ shares of stock

•                  Letters of Administration/Testamentary, issued by the probate court/court

•                  Certified true copy of the Court Order approving the disposition of the shares, the partition, or probate of will

2.              If the estate is settled extrajudicially, the heirs have to submit the following:

•                  Original signed or certified true copy of the Deed of Extrajudicial Settlement or an Affidavit of Self-Adjudication, as applicable. The Deed of Extrajudicial Settlement or the Affidavit of Self-Adjudication, as applicable, must be registered with the Register of Deeds of the decedent’s last known residence

•                  Affidavit of Publication of the notice of the estate’s settlement in a newspaper of general circulation, once a week for three consecutive weeks

Note: If the stockholder is a non-resident, all the documents to be submitted should be duly authenticated by the proper officer of the Philippine Embassy or Consulate.

Attachment 6 to the Application to Tender Shares:

Instructions to Brokers and Letter to the Tender Offer Agent

INSTRUCTIONS TO BROKERS

In connection with the tender offer by PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder) to acquire common shares in FIRST GEN CORPORATION (FGEN or the Company), the following are the stock transfer guidelines for brokers who hold shares of their clients in the Company under their respective Philippine Depositary & Trust Corp. (PDTC) accounts (the Participating Brokers).

The Bidder is proposing to acquire the Tender Offer Shares (as herein defined) at the Tender Offer Price (as herein defined) in accordance with the Terms and Conditions of the Tender Offer. The Tender Offer Shares consist of up to 205,000,000 Common Shares held collectively by all shareholders of the Company (the Tender Offer Shares). The consideration for the Tender Offer Shares shall be ₱33.00 per share (the Tender Offer Price), excluding any customary selling charges and any selling broker’s commission and taxes thereon (all of which shall be for a tendering shareholder’s account), payable in cash by check payments beginning on the Settlement Date.

Participating Brokers should inform their clients that all shareholders of the Company are eligible to participate in the Tender Offer. The Tender Offer Period shall begin at 9:00 A.M. on September 1, 2021 and end at 12:00 P.M. of September 29, 2021.  Only those shares electronically transferred to BDO Securities Corporation (the Tender Offer Agent) as of 12:00 P.M. of September 29, 2021 are eligible for the Tender Offer. Shareholders of the Company may withdraw the tendered securities any time during the Tender Offer Period in accordance with the procedures set out in the Tender Offer Report.

Should their clients wish to participate in the Tender Offer, the Participating Brokers should request such clients to issue a formal instruction for said Participating Brokers to electronically transfer their Common Shares in the Company to the Tender Offer Agent who will act as custodian for such Common Shares. Changes for withdrawal and/or transfer will be for the Participating Broker’s account.

For orderly transfer and accurate tracking, the Participating Brokers should deliver an originally-signed letter to the Tender Offer Agent (in substantially the attached form) citing the exact number of Shares being transferred under the Tender Offer.

LETTER TO BDO SECURITIES CORPORATION

FROM PARTICIPATING BROKERS

DELIVERING SHARES OF THEIR CLIENTS

To:

BDO SECURITIES CORPORATION

33rd Floor BDO Towers Valero

8741 Paseo de Roxas Avenue

Makati City, Philippines

[Date]

Attention:                                         MS. JANET D. AMORA

Mesdames/Gentlemen:

____________________________________________________ (Name of Participating Broker or Custodian) is delivering ______________ common shares of FIRST GEN CORPORATION (FGEN or the Company) from our clients who wish to participate in the Tender Offer by PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder) under the Terms and Conditions of the Tender Offer (Exhibit “A” of the Tender Offer Report, that is, SEC Form 19-1, and any and all of its annexes, exhibits, and schedules, dated ______________filed by the Bidder with the Securities and Exchange Commission on ___________), which we have read and understood. Our clients commit to sell and authorize BDO Securities Corporation (the Tender Offer Agent) to sell these shares to the Bidder for the Tender Offer Price indicated in, and subject to, the said Terms and Conditions of the Tender Offer. These common shares will be held in custodianship by the Tender Offer Agent until such time that the transfer of these common shares of the Company to the Bidder has been effected by the Tender Offer Agent.

Thank you.

Very truly yours,

Broker’s/Custodian’s Name	PDTC Account No.

By:

Signature over Printed Name of Authorized Signatory/ies

Telephone Number :
Fax Number :

ACCEPTANCE AND CONFORME

The Tender Offer Agent hereby accepts ____________________ common shares of FIRST GEN CORPORATION from the foregoing broker and shall hold these shares in custody under the terms and conditions of the Tender Offer.

Duly accepted and with our conformity:

BDO Securities Corporation	Date
Authorized Signatory

Attachment 7 to the Application to Tender Shares:

Partnership Resolution

IRREVOCABLE POWER OF ATTORNEY FOR PARTNERSHIP STOCKHOLDERS

RELATING TO A PROPOSED OFFER TO BUY SHARES IN FIRST GEN CORPORATION

________________________                        [Name of Partnership] (the “Partnership”), with address at ________________________________________________, HEREBY IRREVOCABLY APPOINTS [Name of Broker] (the “BROKER”), acting through any of its directors or officers, to be the attorney-in-fact of the Partnership, to act in the name of the Partnership and on the Partnership’s behalf, to do all acts and things whatsoever requisite, necessary or convenient to be done, as it may in its absolute discretion determine, in connection with the sale or transfer of the [NUMBER] common shares, held by the Partnership in FIRST GEN CORPORATION  (“FGEN” or the “Company”) (the “Shares”) in favor of PHILIPPINES CLEAN ENERGY HOLDING INC. (the Bidder) under the Terms of the Tender Offer (Annex A of SEC Form 19-1 filed by the Bidder with the Securities and Exchange Commission (“SEC”), and in particular:

(a)                                 to represent and warrant, as the Partnership hereby represents and warrants, to the Bidder that: (i) the Partnership is the sole, absolute, legal and beneficial owner of the Shares and has good, valid and marketable title to the Shares, free from any liens, encumbrances, and restrictions of any kind and nature, (ii) the Partnership can and has full authority to transfer good, valid and clean title to the Shares, and is not aware of any objection, adverse claim, dispute or notice concerning its right to tender and transfer the Shares; (iii) Bidder  will obtain full and valid title to Shares, free and clear from any warrants, interests, options, liens, claims, objections, disputes, and encumbrances and will be able to freely and fully exercise all rights and privileges arising from ownership of Shares, including but not limited to the right to vote and receive dividends; and (iv) the Shares are fully paid and non-assessable and there are no further amounts payable by the Partnership to FGEN or to any other entity in respect of these securities; and (v) the transfer of the Shares to the Bidder shall not constitute a breach of the constitutive documents of the Partnership or of any agreement or arrangement, law, order or regulations or other issuances applicable to the Shares or the partnership or its assets or properties;

(b)                                 to sell the Shares to the Bidder through the Philippine Stock Exchange (PSE) at the Tender Offer Price (as defined in the Tender Offer Report dated _______________) (exclusive of block sales fees and charges (such as any selling broker’s commissions, payable by the Partnership, as applicable, and the taxes thereon), which are for the selling shareholder’s account) in accordance with the Terms and Conditions of the Tender Offer;

(c)                                  to sign, execute, and complete on behalf of the Partnership any agreement or document required in connection with or for the purpose of the sale or transfer of the Shares and to ensure that any transfer of the same is effected in the stock and transfer book of FGEN and in the system of the Philippine Depository & Trust Corp.;

(d)                                 to receive and accept the payment for the Shares on behalf of the Partnership pursuant to the sale or transfer of Shares, and to deduct all expenses in relation to the sale or transfer of Shares; and

(e)                                  to do or cause to be done any and all such acts and things as shall be necessary or desirable to effect the transfer of the Shares including the appointment of substitute/s and /or broker(s) who will effect the sale or transfer of the Shares through the PSE.

HEREBYCONFIRMING AND RATIFYING everything which the BROKER or any of its duly authorized directors or officers or substitute/s shall do or purport to do under this Irrevocable Power of Attorney and holding the BROKER, its directors, officers, agents, employees, representatives or substitute/s, free from any liability and agree to indemnify the latter from any claims, damages or liabilities which may result, directly or indirectly, from the performance of the transactions pursuant to the terms of this Power of Attorney, which is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer or any extended date approved by the SEC; provided that, if the sale is not made by such date, this Irrevocable Power of Attorney shall automatically lapse without need of any act on the part of the Partnership; and provided further that this Irrevocable Power of Attorney shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

This Irrevocable Power of Attorney is given in consideration of the BROKER effecting the sale of the Shares as soon as possible and in any event not later than the Cross Date as defined in the Terms of the Tender Offer filed by the Bidder with the SEC, or any extended date approved by the SEC. If the sale is not made by such date, this Irrevocable Power of Attorney shall automatically lapse without need of any act on the part of the Partnership.

IN WITNESS WHEREOF this Irrevocable Power of Attorney has been executed on this ________ day of _____________ 2021.

(Signature over Printed Name of Authorized Signatory/ies of Partnership Stockholder)

Signature over Printed Name of Witness	Signature over Printed Name of Witness

BDO Securities

Specimen Signature Card

Print Name ☐ Mr. ☐ Mrs. ☐ Miss. Citizenship

Company Name and Address Tel. Nos.

Please sign thrice

1. ______________________ 2. ______________________

1. ______________________ 2. ______________________

1. ______________________ 2. ______________________

IMPORTANT:
Certificate will not be issued unless a specimen signature card of the stockholder is on file with the transfer agent of the company. Please fill out this card and return to BDO Securities Corporation.

Signature Verified By

BDO Securities Corporation

BDO Securities Corporation 33rd Floor, BDO Towers Valero, 8741 Paseo de Roxas, Salcedo Village, Makati City, Philippines 1226. For inquiries and concerns, please call BDO Securities at +63 (2) 8840-7000 or email us via bdosec-customercare@bdo.com.ph.The BDO Securities Corporation, BDO Unibank and other BDO-related trademarks are owned by BDO Unibank, Inc. BDO Securities Corporation © 2021. All Rights Reserved. PSE and PDEx Trading Participant; SCCP and SIPF Member. VAT Reg TIN: 004-814-885-000

EXHIBIT C

August 27, 2021

SECURITIES AND EXCHANGE COMMISSION

G/F Secretariat Building, PICC Complex

Roxas Boulevard, Metro Manila Philippines

Attention:                                                                                         Director Vicente Graciano P. Felizmenio, Jr.

Markets and Securities Regulation Department

Re:                             Tender Offer Report to be filed by PHILIPPINES CLEAN ENERGY HOLDING INC. (the “Bidder”) in connection with a voluntary tender Offer for issued and outstanding common shares (the “Common Shares”) of FIRST GEN CORPORATION (“FGEN” or the “Company”)

Mesdames/Gentlemen:

We write with reference to the SEC Form 19-1 to be filed by the Bidder with the Securities and Exchange Commission in connection with a tender offer (the “Offer”) for up to 205,000,000  Common Shares or approximately representing a maximum of 5.70% of the issued and outstanding Common Shares of FGEN, with a par value of ₱1.00 per share, in the capital stock of the Company, at a tender offer price of ₱33.00 per Common Share (the “Tender Offer Price”).

We hereby confirm that the capital contribution from the Bidder’s indirect parent company, KKR Asia Pacific Infrastructure Holdings Pte. Ltd., a Singapore company in the aggregate amount of the Philippine Peso equivalent of USD210,000,000 for the purpose of fully funding the Offer in cash, including related commissions, charges, fees and expenses payable by the Bidder in connection with the Tender Offer, has been arranged by the Bidder. Subject to the satisfaction of the conditions of such infusion, we confirm that there will be financial resources available to the Bidder sufficient to satisfy full acceptance of the Offer on the basis of the Tender Offer Price.

This letter does not constitute a guarantee and should not be viewed as an express or implied commitment by us to provide any funding. This letter is provided on the basis of the information made available to us, as of the date hereof. It should be understood that subsequent developments may affect the contents of this letter and that we do not have any obligation to update, revise, or reaffirm this letter. This letter shall not confer rights or remedies upon, any shareholder, creditor or any other person, and any recourse under this letter is limited to the Bidder and its assets.

Very truly yours,

BDO CAPITAL & INVESTMENT CORPORATION

By:

/s/ Noemi T. Villanueva	/s/ Michael R. Cahigas
Noemi T. Villanueva	Michael R. Cahigas
First Vice President	First Vice President

TO HOLDERS OF COMMON SHARES OF FIRST GEN CORPORATION (PSE:FGEN)

This is to advise you that PHILIPPINES CLEAN ENERGY HOLDING INC. is intending to acquire through a public and voluntary tender offer (the “Tender Offer”), subject to satisfaction of certain conditions, a minimum of 107,897,265 issued and outstanding Common Shares representing approximately 3.00% and up to 205,000,000 issued and outstanding Common Shares representing a maximum of approximately 5.70% of the total issued and outstanding Common Shares of FIRST GEN CORPORATION (PSE:FGEN) from existing shareholders.

A Tender Offer Report (in the form of SEC Form 19-1, including its annexes, exhibits and schedules) is expected be filed with the Securities and Exchange Commission, the Philippine Stock Exchange, and the Company containing, among others, the application to tender and the terms and conditions of the Tender Offer. Copies of the Tender Offer Report and the relevant tender offer materials will be disseminated as required by law and sent to each common shareholder separately.

The Tender Offer is intended to commence on September 1, 2021.

Very truly yours,

The Board of Directors

PHILIPPINES CLEAN ENERGY HOLDING INC.

EXHIBIT E

Disclaimer for U.S. Shareholders

The Tender Offer is made for the securities of a non-U.S. company. The Tender Offer is subject to the disclosure and procedural requirements of the Philippines, which are different from those of the United States (the “U.S.”). Financial statements and financial information (if any) included herein are prepared in accordance with Philippines accounting standards that may not be comparable to the financial statements or financial information of the U.S. companies. The Tender Offer Report is available at (a) the Company’s Disclosure Section at the PSE Electronic Disclosures Technology portal (http://edge.pse.com.ph); (b) the principal office of the Company at First Gen Corporation (the Company), 6F Rockwell Business Center, Tower 3, Ortigas Avenue, Pasig City, 1604; (c) the website established by Philippines Clean Energy Holding Inc. (the Bidder) at https://PCEH.tenderannouncement.com; and (d) office of BDO Securities Corporation (the Tender Offer Agent), 33rd Floor BDO Towers Valero, 8741 Paseo de Roxas,  Makati City, Philippine (Contact Persons: Janet Amora, Tel. No. +632 8840 700; Ryan Penalber, Tel. No. +632 8840.7000 loc 25086; Aldrin Abaya, Tel. No. +632 8840.7000 loc 25082; BDO Securities Customer Support, Tel. No. +632 8702 7878, e-mail: bdosec-customercare@bdo.com.ph ). The Bidder will disseminate the Tender Offer Report (with the terms and conditions thereof) as prescribed by Philippine law, and the shareholders of First Gen Corporation should review the Tender Offer Report and all other Tender Offer documents carefully.

The Bidder and any of its affiliates and any of its advisors, broker or financial institution acting as an agent or for the account or benefit of the Bidder, may, subject to applicable Philippine securities laws, rules and regulations, make certain purchases of, or arrangements to purchase the Company’s shares from shareholders of the Company who are willing to sell their shares outside the Tender Offer from time to time, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. The Offeror will disclose promptly any information regarding such purchases of the Company shares in the Philippines through the electronic media and/or the Philippine Securities Exchange Commission and/or the Philippine Stock Exchange and in the U.S. by means of a disclosure and/or press release, if and to the extent required under applicable laws, rules and regulations.

It may be difficult for U.S. holders to enforce their rights and any claim arising out of U.S. federal securities laws, since the Company is located in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

The receipt of cash and stock consideration in the Tender Offer by a U.S. shareholder will generally be a taxable transaction for U.S. federal, state and local income tax purposes. Each U.S. shareholder is urged to consult his independent professional adviser immediately regarding the tax consequences of acceptance of the Tender Offer.

It is expected that the Tender Offer will be subject to a Tier I exemption pursuant to Rule 14d-1(c) of the U.S. Securities Exchange Act of 1934, as amended.

Neither the U.S. Securities and Exchange Commission nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Tender Offer, (b) passed upon the merits or fairness of the Tender Offer, or (c) passed upon the adequacy or accuracy of the disclosure in the pre-announcement. Any representation to the contrary is a criminal offense in the U.S.

EXHIBIT F

NOTICE OF THE TENDER OFFER

TO COMMON SHAREHOLDERS OF THE COMPANY

TO HOLDERS OF COMMON SHARES OF FIRST GEN CORPORATION (THE “COMPANY”)

All holders common shares of the Company (the Common Shareholders) are hereby notified that Philippines Clean Energy Holding Inc. (the Bidder) filed a Tender Offer Report (SEC Form 19-1, including any and all of its annexes, exhibits and schedules) with the Company, the Securities and Exchange Commission (SEC) and the Philippine Stock Exchange (PSE). The Bidder is prepared to acquire through a public and voluntary tender offer (the Tender Offer), by way of secondary sale from existing shareholders, a minimum of at least 107,897,265 issued and outstanding Common Shares representing approximately 3.00% and up to a maximum of 205,000,000 issued and outstanding Common Shares representing a maximum of approximately 5.70% of the total issued and outstanding Common Shares (the Tender Offer Shares) which, at the end of the Tender Offer Period (as defined below) will have been:

A. validly tendered (which means offered to the Bidder) by the holders of the Common Shares;

B. eligible for or otherwise capable of being purchased by the Bidder;

C. verified by the Tender Agent for acceptance by the Bidder; and

D. accepted for purchase by the Bidder under the terms and conditions of the Tender Offer,

at the tender offer price (the Tender Offer Price) of ₱33.00 per Tender Offer Share.

Background of the Tender Offer

The Bidder is a holding company wholly owned by an affiliate of KKR Asia Pacific Infrastructure Holdings Pte. Ltd., which is in turn wholly owned by KKR Asia Pacific Infrastructure Investors SCSp (the Ultimate Parent). The Ultimate Parent is managed and/or advised by Kohlberg Kravis Roberts & Co. L.P., which is in turn a subsidiary of KKR & Co. Inc. (together with its affiliates, KKR). KKR is a global investment firm that offers alternative asset management and capital markets and insurance solutions.  KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds.  KKR & Co. Inc. is listed on the New York Stock Exchange under the ticker “KKR”.  For more information on KKR, please refer to www.kkr.com.

The Tender Offer

The terms and conditions of the Tender Offer are set out in Exhibit A to the Tender Offer Report (the Tender Offer Conditions).  Under and subject to the Tender Offer Conditions, the Bidder is conducting the Tender Offer for the Tender Offer Shares, at the Tender Offer Price, which is payable in cash or by check in accordance with the procedures set forth in the Tender Offer Report.

The Tender Offer will start at 9:00 am on September 1, 2021 and end at 12:00 pm of September 29, 2021 (the “Tender Offer Period”), during which any tendering shareholder of the Company may offer all or a portion of their Common Shares in the Company for acceptance by and sale to the Bidder in accordance with, and subject to the terms and conditions of, the Tender Offer.

Without prejudice to the right of the Bidder (subject to prior approval by the SEC) to extend the Tender Offer Period, should any of the business days during the period from September 1, 2021, the commencement of the Tender Offer Period and October 8, 2021, the Cross Date (as defined in the Tender Offer Conditions), inclusive, be officially declared a non-business day after the filing of the Tender Offer Report, the period shall be extended (without need of approval or notice) by  the number of business days corresponding to those which were declared as non-working holidays. A “business day” means any day other than a Saturday, Sunday, or holiday on which banks are required to be open for business in Makati City, Philippines.

Notwithstanding the foregoing, the Bidder reserves the right to extend the Tender Offer Period, subject to prior approval of the SEC.

Any Common Shareholder who wishes to offer all or a portion of its/his/her shares for sale to the Bidder in accordance with the Tender Offer (in this context, a Tendering Shareholder) may do so by securing an Application to Tender Shares in the form provided as Exhibit B of the Tender Offer Report (the Application Form), and submitting a duly accomplished Application Form in triplicate together with all documentary requirements (the Tender Offer Documents) to the Tender Offer Agent, BDO Securities Corporation, at the 33rd Floor BDO Towers Valero, 8741 Paseo de Roxas, Makati City, Philippines.

For inquiries on the Tender Offer, please contact any of the following personnel of BDO Securities Corporation:

Name	Telephone No.	E-mail Address
Ryan Penalber	+632 8840.7000 loc 25086	bdosec-customercare@bdo.com.ph
Aldrin Abaya	+632 8840.7000 loc 25082	bdosec-customercare@bdo.com.ph
BDO Securities Customer Support	+632 8702 7878	bdosec-customercare@bdo.com.ph

Application Forms together with all documentary requirements must be received by the Tender Offer Agent not later than 12:00 pm of September 29, 2021.

For inquiries about the number of Common Shares of a shareholder in the Company, please contact:

To the Stock Transfer Agent:

BDO Unibank, Inc. - Trust and Investments Group

ATTN:	Mr. Oliver Galvez
E-mail:	bdo-stock-transfer@bdo.com.ph
Address:	15th Floor South Tower, BDO Corporate Center
7899 Makati Avenue, Makati City 0726

Telephone:	+632-8878-4053; +632-8878-4740; +632-8878-4052

Tendering Shareholders who hold stock certificates and who wish to offer all or a portion of their Common Shares for acceptance and sale to the Bidder should, within the Tender Offer Period: (i) present their original stock certificates to the Stock Transfer Agent at its office as stated herein for authentication by the Stock Transfer Agent, and (ii) upon due authentication by the Stock Transfer Agent, submit their original stock certificates duly endorsed in blank  with the duly accomplished Application  to Tender Shares (the Application), and together with all the requirements stated therein, to the Tender Offer Agent at its address as stated above.

On the other hand, Tendering Shareholders whose shares are lodged with the Philippine Depository  & Trust Corp. (PDTC) and who wish to participate in the Tender Offer should instruct their brokers (Participating Brokers) to accomplish and submit, on their behalf, the Application Form together with all requirements stated therein and instruct their Participating Broker to electronically transfer their Common Shares which they intend to tender to the Tender Offer Agent for receipt by the Tender Offer Agent prior to 12:00 pm of September 29, 2021.

In addition:

If you are a CORPORATE SHAREHOLDER, please submit the following:	If you are an INDIVIDUAL SHAREHOLDER, please submit the following:
1. Certified true copies of the SEC Registration, the latest Articles of Incorporation and By-laws of the shareholder or equivalent constitutive documents thereof.	1. Two (2) valid identification cards containing the photo and specimen signature of the shareholder.

2.              A notarized Secretary’s Certificate substantially in the form prescribed by the Bidder setting forth resolutions of the tendering shareholder’s Board of Directors authorizing the tender and sale of the Company’s shares and designating the signatories for the purpose.

2.              For shareholders acting through an attorney-in-fact, a duly notarized Irrevocable Power of Attorney substantially in the form prescribed by the Bidder (N.B. Endorsement of stock certificate/s must be made by the shareholder himself).

3.              Copy of the latest General Information Sheet (GIS) filed with the SEC or any equivalent documents thereof and certified as a true copy of the original by the Corporate Secretary or equivalent persons having official custody of corporate shareholder’s records.

3.              Two (2) duly accomplished signature cards containing the specimen signature of the shareholder and verified by his broker (the name of the broker and the broker’s signatory must be specified) or officer of the bank (the name of the bank and the bank’s officer must be specified) where he is maintaining an account.

4.              Two (2) duly accomplished specimen signature cards containing the specimen signature of the Applicant’s designated authorized signatories and verified by the Applicant’s Corporate Secretary or equivalent person having official custody of corporate shareholder’s records.

If you have lost your share certificates:

Shareholders who have lost their share certificates are required to submit (1) a notarized Affidavit of Loss in the form prescribed by the Bidder, (2) together with a copy of the affidavit of loss as published in a newspaper of general circulation, one (1) original of the Affidavit of Publication executed by the relevant publishing entity attesting that the affidavit of loss and the details required under Section 73 of the Corporation Code of the Philippines have been published in a newspaper of general circulation in the place where the Company has its principal office once a week for at least three consecutive weeks, and (3) an applicable surety bond in an amount of twice the closing price per share of the Company’s shares as of the date of execution of the affidavit of loss, multiplied by the number of shares covered by each lost stock certificate, which bond shall run for a period of one year.

If you are a PARTNERSHIP, please submit the following:

1.              Copy of SEC Registration or any equivalent constitutive document of the shareholder certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

2.              Copy of the latest Articles of Partnership or equivalent constitutive document of the shareholder certified as true copy of the original by the Partnership Secretary or equivalent person having official custody of the partnership records.

3.              Notarized Partnership Resolution authorizing the sale of the shareholder’s Company’s common shares, designating signatories for the purpose and indicating the specimen signature of the signatories, substantially in the form prescribed by the Bidder.

4.              Two (2) duly accomplished signature cards containing the specimen signature of the shareholder’s designated authorized signatories and verified by the shareholder’s Partnership Secretary or equivalent person having official custody of the partnership records.

Delivery of each required document in relation to the Tender Offer to the Tender Offer Agent shall be deemed made only upon actual receipt thereof by the Tender Offer Agent.

Each of the Bidder and Tender Offer Agent reserves the right to require any Tendering Shareholder (or any person acting on its behalf, including any Participating Broker) to present or submit additional documents for purposes of, among others, enabling the Bidder or Tender Offer Agent to determine the validity, eligibility, and acceptability of any Tendered Shares. Defective applications (e.g., with discrepancy between the specimen signatures on file and the endorsement) must be corrected within the Tender Offer Period to avoid being rejected by the Bidder. Tendering Shareholders are strongly urged against tendering at the last minute to allow sufficient time to correct any deficiency in their application (or any document submitted in support thereof). Tendering Shareholders are also urged to indicate their telephone numbers in their respective Application Forms to allow the Tender Offer Agent to inform them immediately of any deficiency in their applications.

Acceptance of any or all of the Tendered Shares by the Bidder for purchase pursuant to the Tender Offer is subject to the fulfilment (or waiver, in the Bidder’s sole discretion) of all conditions set forth in the Tender Offer Report, including in particular the Tender Threshold Condition.

The Bidder has the right to withdraw the Tender Offer at any time prior to the Settlement Date if any of the Tender Offer Conditions are not met to its satisfaction, provided that written notice of the withdrawal of the Tender Offer shall be sent to all Tendering Shareholders on or before Settlement Date.

Any or all Tendered Shares may be withdrawn by the relevant Tendering Shareholder at any time during the Tender Offer Period (or any extension of the Tender Offer Period) by submitting a written request for the withdrawal of the relevant Tendered Shares, together with a copy of the Tendering Shareholder’s Copy of the Application issued by the Tender Offer Agent. The deadline to withdraw tendered Tender Offer Shares shall be the end of the Tender Offer Period.

For a withdrawal to be effective, the written request of withdrawal must be timely received by the Tender Offer Agent at the address stated above. The written request for the withdrawal of any Tendered Shares must specify: (a) the name of the Tendering Shareholder, and (b) the number of Tendered Shares to be withdrawn. If the stock certificates evidencing the Tendered Shares have been delivered to the Tender Offer Agent, the serial number of such certificates must likewise be indicated in the written request for withdrawal. The Bidder has the right, in its sole discretion, to determine the validity of the written request for withdrawal.

Any Tendered Shares that are withdrawn in accordance herewith shall be returned in the same form they were received to the PDTC Participant within twenty (20) business days from the end of the Tender Offer Period. The cost of returning the Tender Offer Shares shall be borne by the shareholder making the withdrawal.

In the event that the Tendered Shares (following acceptance by the Bidder of the Applications from Tendering Shareholders) exceed 205,000,000 Common Shares, the Tendered Shares shall be scaled back on a pro rata basis (and rounded down to the nearest share), pursuant to Rule 19.9.5 of the implementing rules and regulations of the SRC. Tendering Shareholders whose Tendered Shares have been scaled back shall be notified of such fact by the Tender Offer Agent on or before the Settlement Date.

Disclaimer for U.S. Holders

The Tender Offer is made for the securities of a non-U.S. company. The Tender Offer is subject to the disclosure and procedural requirements of the Philippines, which are different from those of the United States (the “U.S.”). Financial statements and financial information (if any) included herein are prepared in accordance with Philippines accounting standards that may not be comparable to the financial statements or financial information of the U.S. companies.  Shareholders of First Gen Corporation should review all Tender Offer documents carefully.  It is expected that the Tender Offer will be subject to a Tier I exemption pursuant to Rule 14d-1(c) of the U.S. Securities Exchange Act of 1934, as amended.

The Bidder and any of its affiliates and any advisor, broker or financial institution acting as an agent or for the account or benefit of the Bidder may, subject to applicable Philippines securities laws, rules and regulations, make certain purchases of, or arrangements to purchase the Company’s shares from shareholders of the Company who are willing to sell their shares outside the Tender Offer from time to time, including purchases in the open market at prevailing prices or in private transactions at negotiated prices.

It may be difficult for U.S. holders to enforce their rights and any claim arising out of U.S. federal securities laws, since the Company is located in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Tendering Shareholders are advised to read the Application Form, the Tender Offer Report (including in particular the Terms and Conditions of the Tender Offer appended as Exhibit A thereof) as filed by the Bidder with the SEC, PSE and the Company. For queries, please contact the Tender Offer Agent at the contact details set forth below. Copies of the Application Form and the Tender Offer Report may also be obtained by Common Shareholders, free of charge, from the following:

BDO Securities Corporation

Contact Person:	Janet Amora
Telephone:	+632 8840 7000
Address:	33rd Floor BDO Towers Valero,
8741 Paseo de Roxas Avenue,
Makati City, Philippines20th

BDO Securities Customer Support

+632 8702 7878

Very truly yours,

PHILIPPINES CLEAN ENERGY HOLDING INC.

First Gen
6/F Rockwell Business Center Tower 3
Ortigas Avenue, Pasig City 1604 Philippines
Tel: (632) 3449-6400
Fax: (632) 8637-8366
www.firstgen.com.ph

Exhibit G

July 12, 2021

The Philippine Stock Exchange, Inc.
6th Floor PSE Tower
28th corner 5th Avenue
Bonifacio Global City
Taguig City

Attention: ***Ms. Janet A. Encarnacion***
Head, Disclosure Department

Gentlemen:

In compliance with the Revised Disclosure Rules of the Exchange, we are hereby submitting the list of top 100 stockholders for the common shares of First Gen Corporation based on the records of the corporation's stock transfer agent as of June 30, 2021

Thank you.

Very truly yours,

RACHEL R. HERNANDEZ
Corporate Secretary

100% GREEN POWER.
100% GOOD POWER.

FIRST GEN CORPORATION
LIST OF TOP 100 STOCKHOLDERS
AS OF JUNE 30, 2021
COMMON SHARES

RANK	NAME	NUMBER OF SHARES	PERCENTAGE
1	FIRST PHILIPPINE HOLDINGS CORPORATION	2,431,647,459	67.58%
2	PCD NOMINEE CORPORATION (FOREIGN)	599,524,707	16.66%
3	PCD NOMINEE CORPORATION (FILIPINO)	535,717,512	14.89%
4	FIRST PHILIPPINE HOLDINGS CORPORATION	8,381,500	0.23%
5	FEDERICO R. LOPEZ	5,569,511	0.15%
6	OSCAR M. LOPEZ	4,375,520	0.12%
7	CROSLO HOLDINGS CORPORATION	2,010,000	0.06%
8	FRANCIS GILES B. PUNO	1,800,001	0.05%
9	RICHARD B. TANTOCO	1,768,681	0.05%
10	FRANCIS GILES B. PUNO &/OR MA. PATRICIA D. PUNO	1,105,800	0.03%
11	CAROUSEL HOLDINGS, INC.	950,000	0.03%
12	BENJAMIN K. LIBORO &/OR LUISA BENGZON LIBORO	480,400	0.01%
13	SHIRLEY HERNANDEZ CRUZ	410,749	0.01%
14	CONSUELO R. LOPEZ	310,050	0.01%
15	LOZANO A. TAN	300,000	0.01%
16	CESAR G. AGUILAR	248,490	0.01%
17	PERLA R. CATAHAN	245,460	0.01%
18	RICHARD P. DIFUNTORUM	207,380	0.01%
19	MARIANELA ALDEGUER WIENEKE	178,531	0.00%
20	EDUARDO PADILLA LIZARES	150,000	0.00%
21	FLORENTINO R. ZABALLERO	133,272	0.00%
22	ANTHONY M. MABASA	121,289	0.00%
23	EDUARDO L. CARPIO	118,470	0.00%
24	JEROME H. CAINGLET	109,116	0.00%
25	LUCIO WONG YAN &/OR CLARA Y. YAN	100,000	0.00%
26	JASON MICHAEL POSTULKA	89,000	0.00%
27	ALBINO C. KINTANAR	80,982	0.00%
28	NELSON S. POLLOSO	75,000	0.00%
29	EDUARDO R. PUNO &/OR LORETTO B. PUNO	63,750	0.00%
30	ERNESTO B. RUFINO JR.	50,000	0.00%
31	DANILO C. LACHICA &/OR MA. BERNARDITA F. LACHICA	49,608	0.00%
32	RAYMUND A. SULLANO	47,552	0.00%
33	JENNIFER T. CHUA	45,000	0.00%
34	TERESITA R. LITTON	45,000	0.00%
35	ANNA LORAINE MENDOZA MENDOZA	42,750	0.00%
36	RAYMOND ALVIN MENDOZA MENDOZA	42,750	0.00%
37	RAMON J. ARANETA	39,750	0.00%
38	ALICIA G. BRION	38,229	0.00%
39	RODOLFO GUMATAY MENDOZA &/OR ALBINA MENDOZA MENDOZA	36,000	0.00%
40	ELVIRA M. CRUZ OR BERNARDO A. CRUZ	35,000	0.00%
41	MILANI S. CAIMOL	30,000	0.00%
42	ROBERTO B. CATAHAN &/OR PERLA R. CATAHAN	30,000	0.00%
43	JOSE P. DE JESUS	30,000	0.00%
44	ERIC D. LIMSUI	30,000	0.00%
45	GASPAR B. BIMBAO	29,046	0.00%
46	RUFINO JAMES T. CRISOSTOMO JR.	26,340	0.00%
47	YSMAEL V. BAYSA	25,500	0.00%
48	RODOLFO GUMATAY MENDOZA &/OR ALBINA MENDOZA MENDOZA	25,000	0.00%
49	MANUELITO P. JUGUETA	20,687	0.00%
50	RODOLFO G. MENDOZA &/OR ALBINA M. MENDOZA	20,670	0.00%
51	ELPIDIO L. IBANEZ	20,040	0.00%
52	ARTHUR A. DE GUIA	20,000	0.00%
53	GERALD TUNGCUL CAJUCOM	18,000	0.00%

FIRST GEN CORPORATION
LIST OF TOP 100 STOCKHOLDERS
AS OF JUNE 30, 2021
COMMON SHARES

RANK	NAME	NUMBER OF SHARES	PERCENTAGE
54	VIVIAN C. TIO	18,000	0.00%
55	ELIZABETH M. CANLAS	15,000	0.00%
56	RUFINO JAMES T. CRISOSTOMO JR.	15,000	0.00%
57	AZUCENA KING	15,000	0.00%
58	RODOLFO N. QUETUA	15,000	0.00%
59	ERNESTO T. TUVIDA	15,000	0.00%
60	NAOMI JEAN D. PACOLI OR TIMOTHY JIREH D. PACOLI	14,523	0.00%
61	RAPHAEL BERNARD NEAL G. SANTOS	14,500	0.00%
62	MATTHEW PHILLIP F. SO	13,000	0.00%
63	EMELITA D. SABELLA	12,800	0.00%
64	RAYMOND S. DE BORJA	11,268	0.00%
65	ANGELA L. GUINGONA	11,250	0.00%
66	RODOLFO MENDOZA &/OR ALBINA M.	11,000	0.00%
67	MACARSE P. TIONKO	10,800	0.00%
68	CECILIA I. PAULINO	10,373	0.00%
69	EDUARDO P. LIZARES	10,000	0.00%
70	OSCAR TORIBIO PUNZALAN JR.	10,000	0.00%
71	REGINA CAPITAL DEV. CORP. #000351	10,000	0.00%
72	REYNALDO R. SARMENTA	10,000	0.00%
73	HYDEE MANAGEMENT & RESOURCE CORP.	9,450	0.00%
74	CHUANJIN YANG	9,050	0.00%
75	ERNESTO L. ALBANO	9,000	0.00%
76	MILAGROS D. V. FADRI	9,000	0.00%
77	VICTORIA A. MARTINEZ	8,933	0.00%
78	GABRIELLA CONSUELO LOPEZ ABELLO	8,838	0.00%
79	MA. PRESENTACION L. ABELLO ITF SAMANTHA ELVIRA L. ABELLO	8,838	0.00%
80	MARIA KATRINA L. ABELLO	8,838	0.00%
81	VERONICA ANTONIA L. ABELLO	8,838	0.00%
82	REGINA L. LIM	8,681	0.00%
83	EDWIN S. SUBALA	8,681	0.00%
84	EMMANUEL P. BONOAN	8,299	0.00%
85	ANA MARIA S. DEL ROSARIO	8,299	0.00%
86	RONALDO C. SABELLA	8,299	0.00%
87	ETHEL B. BONDOC	8,268	0.00%
88	MANUEL G. BABASA OR MARIA CECILIA BEATRIZ M. BABASA	8,000	0.00%
89	PEDRO A. CHANCO III	7,500	0.00%
90	JESUS A. DIMAL	7,500	0.00%
91	ROBERT VINCENT R. LEDESMA	7,500	0.00%
92	IRENEO A. RAULE JR. &/OR VALERIE F. RAULE	7,500	0.00%
93	PIK SHA C. UY	7,500	0.00%
94	MA. PRESENTACION L. ABELLO ITF RAFAELA PACITA L. ABELLO	7,338	0.00%
95	MANOLITO A. CANLAS	7,050	0.00%
96	MARC LAWRENCE PERFECTO DEL ROSARIO	7,000	0.00%
97	NATHANAEL V. FERNANDEZ	6,750	0.00%
98	MA. CELESTE M. TAN	6,623	0.00%
99	GHANDIE A. MARTINEZ	6,500	0.00%
100	MARIA VANESSA A. MARTINEZ	6,500	0.00%
	EDUARDO MAGNO ACOSTA MARTINEZ JR.	6,500	0.00%
TOTAL SHARES (TOP 100)		**3,597,543,139**	**99.99%**
TOTAL SHARES (REST OF STOCKHOLDERS)		**371,366**	**0.01%**
TOTAL ISSUED AND OUTSTANDING SHARES		**3,597,914,505**	**100.00%**

FIRST GEN CORPORATION
LIST OF TOP 100 STOCKHOLDERS
AS OF JUNE 30, 2021
COMMON SHARES

RANK	NAME	NUMBER OF SHARES	PERCENTAGE
	PCD BENEFICIAL OWNERSHIP REPORT		
	TRADING PARTICIPANT	**NUMBER OF SHARES**	**PERCENTAGE**
	THE HONGKONG AND SHANGHAI BANKING CORP. LTD. -CLIENTS' ACCT.	502,739,854	13.97%
	CITIBANK N.A.	112,839,069	3.14%
	STANDARD CHARTERED BANK	81,026,739	2.25%
	SOCIAL SECURITY SYSTEM	80,756,850	2.24%
	GOVERNMENT SERVICE INSURANCE SYSTEM	57,828,925	1.61%
	DEUTSCHE BANK MANILA-CLIENTS A/C	51,499,620	1.43%
	REGIS PARTNERS, INC.	45,425,823	1.26%
	DEUTSCHE BANK MANILA-CLIENTS A/C	27,008,977	0.75%
	COL Financial Group, Inc.	19,807,743	0.55%
	THE HONGKONG AND SHANGHAI BANKING CORP. LTD. -CLIENTS' ACCT.	17,686,549	0.49%
	EAGLE EQUITIES, INC.	16,327,518	0.45%
	AB CAPITAL SECURITIES, INC.	14,714,247	0.41%
	MBTC - TRUST BANKING GROUP	10,755,484	0.30%
	BANCO DE ORO - TRUST BANKING GROUP	9,305,779	0.26%
	STRATEGIC EQUITIES CORP.	8,129,340	0.23%
	BPI SECURITIES CORPORATION	7,467,813	0.21%
	FIRST ORIENT SECURITIES, INC.	7,343,959	0.20%
	BDO SECURITIES CORPORATION	6,381,230	0.18%
	MAYBANK ATR KIM ENG SECURITIES, INC.	5,534,122	0.15%
	ASIASEC EQUITIES, INC.	4,077,678	0.11%
	SB EQUITIES,INC.	3,759,726	0.10%
	YAO & ZIALCITA, INC.	3,419,800	0.10%
	PNB TRUST BANKING GROUP	3,226,750	0.09%
	WEALTH SECURITIES, INC.	3,153,945	0.09%
	FIRST METRO SECURITIES BROKERAGE CORP.	2,720,479	0.08%
	SSS PROVIDENT FUND	2,649,300	0.07%
	STANDARD SECURITIES CORPORATION	2,385,099	0.07%
	SOLAR SECURITIES, INC.	2,139,878	0.06%
	RCBC TRUST & INVESTMENT DIVISION	2,101,220	0.06%
	ABACUS SECURITIES CORPORATION	1,709,072	0.05%
	MERCANTILE SECURITIES CORP.	1,507,239	0.04%
	CHINA BANKING CORPORATION - TRUST GROUP	1,422,400	0.04%
	PAPA SECURITIES CORPORATION	1,243,558	0.03%
	R. COYIUTO SECURITIES, INC.	1,075,752	0.03%
	PHILSTOCKS FINANCIAL INC	941,581	0.03%
	LBP-TBG THIRD PARTY CUSTODIANSHIP & REGISTRY DEPT	832,100	0.02%
	EASTERN SECURITIES DEVELOPMENT CORPORATION	753,467	0.02%
	OPTIMUM SECURITIES CORPORATION	709,969	0.02%
	F. YAP SECURITIES, INC.	625,389	0.02%
	AB CAPITAL & INVESTMENT CORP. - TRUST & INVESTMENT DIV.	532,206	0.01%
	RCBC TRUST & INVESTMENT DIVISION - VARIOUS TAXABLE ACCTS	476,964	0.01%
	QUALITY INVESTMENTS & SECURITIES CORPORATION	461,245	0.01%
	RCBC SECURITIES, INC.	440,680	0.01%
	E. CHUA CHIACO SECURITIES, INC.	431,486	0.01%
	UNICAPITAL SECURITIES INC.	412,708	0.01%
	SECURITIES SPECIALISTS, INC.	410,248	0.01%
	THE FIRST RESOURCES MANAGEMENT & SECURITIES CORP.	404,900	0.01%
	AP SECURITIES INCORPORATED	383,678	0.01%
	REGINA CAPITAL DEVELOPMENT CORPORATION	348,179	0.01%
	UNITED FUND, INC.	323,000	0.01%
	NATIONAL REINSURANCE CORPORATION OF THE PHILIPPINES	322,000	0.01%

FIRST GEN CORPORATION
LIST OF TOP 100 STOCKHOLDERS
AS OF JUNE 30, 2021
COMMON SHARES

RANK	NAME	NUMBER OF SHARES	PERCENTAGE
	FIRST INTEGRATED CAPITAL SECURITIES, INC.	300,539	0.01%
	IMPERIAL,DE GUZMAN,ABALOS & CO.,INC.	265,605	0.01%
	MERIDIAN SECURITIES, INC.	261,325	0.01%
	PHILIPPINE EQUITY PARTNERS, INC.	255,937	0.01%
	UPCC SECURITIES CORP.	234,783	0.01%
	UCPB SECURITIES, INC.	234,575	0.01%
	MANDARIN SECURITIES CORPORATION	231,512	0.01%
	G.D. TAN & COMPANY, INC.	231,060	0.01%
	GLOBALINKS SECURITIES & STOCKS, INC.	220,851	0.01%
	SUMMIT SECURITIES, INC.	219,050	0.01%
	LAND BANK OF THE PHILIPPINES	217,000	0.01%
	ANSALDO, GODINEZ & CO., INC.	212,605	0.01%
	A. T. DE CASTRO SECURITIES CORP.	205,841	0.01%
	R. S. LIM & CO., INC.	202,855	0.01%
	TOWER SECURITIES, INC.	184,849	0.01%
	RTG & COMPANY, INC.	182,803	0.01%
	EVERGREEN STOCK BROKERAGE & SEC., INC.	168,780	0.00%
	PNB SECURITIES, INC.	168,168	0.00%
	PREMIUM SECURITIES, INC.	153,874	0.00%
	SunSecurities, Inc.	145,000	0.00%
	AURORA SECURITIES, INC.	144,940	0.00%
	UNITED COCONUT PLANTERS LIFE ASSURANCE CORPORATION	140,000	0.00%
	LAND BANK OF THE PHILIPPINES-TRUST BANKING GROUP	136,115	0.00%
	TANSENGCO & CO., INC.	135,214	0.00%
	YU & COMPANY, INC.	132,567	0.00%
	PAN ASIA SECURITIES CORP.	132,474	0.00%
	UNITED COCONUT PLANTERS BANK-TRUST BANKING	117,240	0.00%
	CHINA BANK SECURITIES CORPORATION	114,240	0.00%
	EAST WEST CAPITAL CORPORATION	110,000	0.00%
	TRITON SECURITIES CORP.	105,000	0.00%
	ASIA UNITED BANK - TRUST & INVESTMENT GROUP	100,000	0.00%
	DIVERSIFIED SECURITIES, INC.	99,700	0.00%
	CTS GLOBAL EQUITY GROUP, INC.	91,150	0.00%
	JSG SECURITIES, INC.	88,200	0.00%
	INTRA-INVEST SECURITIES, INC.	86,420	0.00%
	I. B. GIMENEZ SECURITIES, INC.	82,495	0.00%
	MDR SECURITIES, INC.	80,900	0.00%
	UCPB GENERAL INSURANCE CO., INC.	80,000	0.00%
	R. NUBLA SECURITIES, INC.	77,700	0.00%
	SARANGANI SECURITIES, INC.	73,425	0.00%
	AAA SOUTHEAST EQUITIES, INCORPORATED	66,500	0.00%
	SALISBURY BKT SECURITIES CORPORATION	61,657	0.00%
	BELSON SECURITIES, INC.	58,325	0.00%
	NEW WORLD SECURITIES CO., INC.	58,160	0.00%
	S.J. ROXAS & CO., INC.	56,317	0.00%
	GUILD SECURITIES, INC.	48,000	0.00%
	ALPHA SECURITIES CORP.	47,054	0.00%
	BANK OF COMMERCE - TRUST SERVICES GROUP	44,500	0.00%
	DA MARKET SECURITIES, INC.	43,400	0.00%
	LUCKY SECURITIES, INC.	30,500	0.00%
	FIDELITY SECURITIES, INC.	30,000	0.00%
	A & A SECURITIES, INC.	28,000	0.00%
	HDI SECURITIES, INC.	27,064	0.00%

FIRST GEN CORPORATION
LIST OF TOP 100 STOCKHOLDERS
AS OF JUNE 30, 2021
COMMON SHARES

RANK	NAME	NUMBER OF SHARES	PERCENTAGE
	GOLDEN TOWER SECURITIES & HOLDINGS, INC.	26,300	0.00%
	TIMSON SECURITIES, INC.	23,500	0.00%
	LUYS SECURITIES COMPANY, INC.	19,000	0.00%
	EQUITIWORLD SECURITIES, INC.	17,831	0.00%
	WONG SECURITIES CORPORATION	15,000	0.00%
	COCOPLANS, INC.	15,000	0.00%
	DAVID GO SECURITIES CORP.	14,668	0.00%
	BENJAMIN CO CA & CO., INC.	14,140	0.00%
	CAMPOS, LANUZA & COMPANY, INC.	13,500	0.00%
	I. ACKERMAN & CO., INC.	10,013	0.00%
	ALAKOR SECURITIES CORPORATION	9,088	0.00%
	LOPEZ, LOCSIN, LEDESMA & CO., INC.	8,000	0.00%
	H. E. BENNETT SECURITIES, INC.	7,489	0.00%
	APEX PHILIPPINES EQUITIES CORPORATION	5,434	0.00%
	INVESTORS SECURITIES, INC,	5,302	0.00%
	B. H. CHUA SECURITIES CORPORATION	5,020	0.00%
	LARRGO SECURITIES CO., INC.	5,000	0.00%
	VC SECURITIES CORPORATION	4,700	0.00%
	IGC SECURITIES INC.	4,506	0.00%
	CENTURY SECURITIES CORPORATION	4,000	0.00%
	BA SECURITIES, INC.	3,022	0.00%
	PLATINUM SECURITIES, INC.	2,900	0.00%
	MOUNT PEAK SECURITIES, INC.	1,600	0.00%
	R & L INVESTMENTS, INC.	594	0.00%
	VENTURE SECURITIES, INC.	400	0.00%
	JAKA SECURITIES CORP.	259	0.00%
	ASIA PACIFIC CAPITAL EQUITIES & SECURITIES CORP.	110	0.00%
	J.M. BARCELON & CO., INC.	100	0.00%
	WESTLINK GLOBAL EQUITIES, INC.	75	0.00%
	BERNAD SECURITIES, INC.	40	0.00%
	CLSA PHILIPPINES, INC.	20	0.00%
	THE HONGKONG & SHANGHAI BANKING CORP. LTD. -OWN ACCOUNT	1	0.00%
	FIRST GEN CORPORATION	1	0.00%
	TOTAL PCD TRADING PARTICIPANTS	**1,135,242,219**	**31.55%**

REPUBLIC OF THE PHILIPPINES)
CITY OF MAKATI M) S. S.

Exhibit H

AFFIDAVIT OF PUBLICATION

I, ADELA GERSALIA MENDOZA, of legal age, Filipino, married and a resident of 14 Registration St. SSS Homes North, Quezon City Philippines after having duly sworn to in accordance with law, hereby declare and testify.

1. That I am the Classified Manager of the PHILIPPINE DAILY INQUIRER, INC., publisher of the Philippine Daily Inquirer which is being published daily in English, of general circulation with editorial and business address at Chino Roces St. cor. Yague and Mascardo Sts., Makati.

2. That at the order of
PHILIPPINES CLEAN ENERGY HOLDINGS, INC

Text of which would be described as follows:

AS PER ATTACHED

Has been published in the Philippine Daily Inquirer in its issue/issues of:

August 27, 2021

Affiant Further Sayeth Naught, Makati Philippines

ADELA G. MENDOZA
Affiant

SUBSCRIBED AND SWORN to before me this AUG 27 2021 day of PHILIPPINES, affiant exhibited to me her Driver's License No. 102-01-455507 issued at Quezon City valid until October 10, 2023 and her SSS No. 03-9451924-9, bearing her photograph and signature.

ATTY. JOSHUA P. LAPUZ
Notary Public Makati City
Until Dec. 31, 2021
Appointment No. M-66-(2020-2021)
PTR No. 8531012 Jan. 4, 2021 / Makati
IBP Lifetime No. 04897 Roll No. 45790
MCLE Compliance No. VI-0016565
G/F Fedman Bldg., 199 Salcedo St.
Legaspi Village, Makati City

Doc. No. 311;
Page No. 64;
Book No. 226;
Series of 2021.